                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                ----------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
1. PURCHASE AND SALE OF SECURITIES.........................................................    1

     1.1 AUTHORIZATION.....................................................................    1
     1.2 SALE AND ISSUANCE OF CERTAIN SHARES OF SERIES A PREFERRED STOCK AND WARRANTS......    1

2. CLOSING; DELIVERIES.....................................................................    2

     2.1 THE CLOSING.......................................................................    2
     2.2 DELIVERIES........................................................................    2
     2.3 CERTIFICATE OF DESIGNATION........................................................    2

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................    2

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION.....................................    2
     3.2 AUTHORIZATION; BINDING AGREEMENT..................................................    2
     3.3 GOVERNMENTAL AND OTHER CONSENTS; NO VIOLATION.....................................    3
     3.4 CAPITALIZATION....................................................................    3
     3.5 FINANCIAL STATEMENTS AND REPORTS..................................................    4
     3.6 NO OPERATIONS; EXISTING FUNDED DEBT...............................................    4
     3.7 CERTAIN SECURITIES LAW ISSUES.....................................................    4
     3.8 DISCLOSURE........................................................................    5

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR..........................................    5

     4.1 ACCREDITED INVESTOR...............................................................    5
     4.2 INVESTMENT INTENT.................................................................    5
     4.3 NO CONFLICTS......................................................................    5
     4.4 CERTAIN SECURITIES LAW ISSUES.....................................................    5
     4.5 AUTHORIZATION.....................................................................    5
     4.6 BROKERS...........................................................................    5

5. CONDITIONS TO INVESTOR'S AND COMPANY'S OBLIGATIONS AT CLOSING...........................    6

     5.1 NO INJUNCTION.....................................................................    6
     5.2 QUALIFICATIONS; LEGAL INVESTMENT..................................................    6
     5.3 STOCKHOLDERS AGREEMENT............................................................    6
     5.4 CERTIFICATE OF DESIGNATION........................................................    6

6. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.........................................    6

     6.1 REPRESENTATIONS AND WARRANTIES....................................................    6
     6.2 PERFORMANCE.......................................................................    6
     6.3 MERGER............................................................................    6
     6.4 CLOSING DOCUMENTS.................................................................    7
     6.5 OPINION OF COMPANY COUNSEL........................................................    7
     6.6 DELIVERIES........................................................................    7

7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING......................................    7

     7.1 REPRESENTATIONS AND WARRANTIES....................................................    7
     7.2 PERFORMANCE.......................................................................    7
     7.3 CANCELLATION OF EXISTING DEBT.....................................................    7

8. CONVERSION OF PURCHASED STOCK TO EXCHANGE NOTE..........................................  8

     8.1 GENERALLY.........................................................................  8
     8.2 EXCHANGE NOTE AFFIRMATIVE COVENANTS...............................................  8
     8.3 EXCHANGE NOTE NEGATIVE COVENANTS..................................................  9
     8.4 EXCHANGE NOTE EVENTS OF DEFAULT; REMEDIES......................................... 10
     8.5 EXPENSES.......................................................................... 11
     8.6 REMEDIES CUMULATIVE............................................................... 11

9. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES........................................... 11

     9.1 RESTRICTIONS ON TRANSFERABILITY................................................... 11
     9.2 TRANSFER RESTRICTIONS............................................................. 12
     9.3 RESTRICTIVE LEGEND................................................................ 12

10. MISCELLANEOUS.......................................................................... 12

     10.1 PROVISION OF INFORMATION......................................................... 12
     10.2 SUCCESSORS AND ASSIGNS........................................................... 13
     10.3 GOVERNING LAW.................................................................... 13
     10.4 COUNTERPARTS..................................................................... 13
     10.5 TITLES AND SUBTITLES............................................................. 13
     10.6 NOTICES.......................................................................... 13
     10.7 AMENDMENTS AND WAIVERS........................................................... 13
     10.8 SEVERABILITY..................................................................... 14
     10.9 ENTIRE AGREEMENT................................................................. 14

11. DEFINITIONS............................................................................ 14

                                   EXHIBITS
                                   --------

EXHIBITS
--------

Exhibit A      Form of Series A Certificate of Designation
Exhibit B      Form of Warrant
Exhibit C      Form of Stockholders Agreement and Subscription Agreement
Exhibit D      Form of Opinion of Counsel to Company
Exhibit E      Form of Exchange Note

                PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                ----------------------------------------------


          THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 11th day of June, 1997, by and among Leslie's Poolmart, Inc., a Delaware corporation (the "Company", which term includes the surviving company with respect to the Merger (as defined below)) and Occidental Petroleum Corporation, a Delaware corporation (the "Investor"). Certain of the capitalized terms used in the Agreement are defined in Section 1 hereof.

                                R E C I T A L S
                                ---------------

          WHEREAS, the Investor desires to purchase certain securities of the Company on the terms and conditions set forth herein;

          WHEREAS, the Company desires to sell to the Investor such securities on the terms and conditions set forth herein;

          WHEREAS, the Company and the Investor anticipate that prior to the Closing (as defined below), Poolmart USA Inc. shall be merged into the Company (the "Merger"), pursuant to the provisions of the Agreement and Plan of Merger dated as of February 26, 1997 by and among Leslie's Poolmart, a California corporation ("Leslie's California"), Poolmart USA Inc., and the Company (the "Merger Agreement").

          NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   PURCHASE AND SALE OF SECURITIES.
               -------------------------------

               1.1   AUTHORIZATION.  The Company has authorized (i) the sale and
                     -------------
issuance of up to Fifty Thousand (50,000) shares of its Series A Preferred Stock, having the rights, privileges, preferences and restrictions as stated in the Certificate of Designation, Preferences and Rights of Series A Exchangeable Cumulative Redeemable Preferred Stock set forth as Exhibit A to this Agreement
                                                   ---------
(the "Certificate of Designation") and (ii) the sale of warrants to purchase an aggregate of Two Hundred Fifty-Two Thousand Nine Hundred Ninety-Six (252,996) shares of its Common Stock, subject to adjustment as set forth in the warrant certificate (the "Warrants"). Each Warrant will be evidenced by a warrant certificate substantially in the form set forth as Exhibit B hereto.
                                                   ---------

               1.2   SALE AND ISSUANCE OF CERTAIN SHARES OF SERIES A PREFERRED
                     ---------------------------------------------------------
STOCK AND WARRANTS.
------------------

               (a) Subject to the terms and conditions set forth in this Agreement, the Investor shall purchase at the Closing (as defined below), and the Company shall sell and issue to the Investor at the Closing (i) Twenty-Eight Thousand (28,000) shares of Series A

Preferred Stock (the "Purchased Stock") and (ii) Two Hundred Fifty-Two Thousand Nine Hundred Ninety-Six (252,996) Warrants (the "Purchased Warrants").

               (b) The aggregate purchase price for the Purchased Stock and Purchased Warrants (the "Aggregate Purchase Price") shall be Twenty-Eight Million Dollars ($28,000,000) comprised of Eighteen Million Dollars ($18,000,000) in cash (the "Cash Purchase Price") and the Occidental Notes.

          2.   CLOSING; DELIVERIES.
               -------------------

               2.1   THE CLOSING.  Subject to the satisfaction or waiver of the
                     -----------
conditions set forth in this Agreement, the closing (the "Closing") of the purchase and sale of the Series A Preferred Stock shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 on a date to which the Company and the Investor may agree (the "Closing Date").

               2.2   DELIVERIES.  At the Closing, the Company shall deliver to
                     ----------
the Investor certificates representing the numbers of shares of Purchased Stock and the number of Warrants under this Agreement in exchange for delivery to the Company from the Investor of the Occidental Notes and by wire transfer from the Investor to the Company of the Cash Purchase Price, net of any offset with respect to accrued but unpaid interest to the Closing Date with respect to the Occidental Notes.

               2.3   CERTIFICATE OF DESIGNATION.  Prior to the Closing, the
                     --------------------------
Company shall adopt and duly file with the Secretary of State of Delaware the Certificate of Designation in the form set forth in Exhibit A to this Agreement.
                                                    ---------

          3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
               ---------------------------------------------
represents and warrants to the Investor as follows:

               3.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION.  Each of the
                     ---------------------------------------------
Company and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has heretofore delivered to Investor accurate and complete copies of its and its Subsidiaries certificates or articles of incorporation and bylaws, as in effect on the date hereof. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of their respective certificates or articles of incorporation or bylaws.

               3.2   AUTHORIZATION; BINDING AGREEMENT.  The Company has all
                     --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

               3.3   GOVERNMENTAL AND OTHER CONSENTS; NO VIOLATION.  No consent,
                     ---------------------------------------------
approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement or the other agreements referred to herein or the offer, sale or issuance of the Securities, except as may be required under applicable state "blue sky" laws. The execution, delivery and performance by the Company of this Agreement, the issuance of the Purchased Stock, and the consummation of the other transactions contemplated hereby, do not and will not (a) violate any provision of the Company's Certificate of Incorporation or bylaws as currently in effect or (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person, or give any Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any contract of the Company, except for (x) consents that have been obtained and are in full force and effect and (y) consents that would not prevent or materially delay the performance by the Company of its obligations hereunder and in the aggregate would, if not obtained, fail to have a material adverse effect on the Company.

               3.4   CAPITALIZATION.  The authorized capital of the Company
                     --------------
consists of: (i) Twelve Million (12,000,000) shares of common stock ("Common Stock"), One Million Four Hundred Thirty-Three Thousand, Six Hundred and Forty-Three (1,433,643) of which will be issued and outstanding on the Closing Date; and (ii) Two Million (2,000,000) shares of Preferred Stock, of which Twenty-Eight Thousand (28,000) shares of Series A Preferred Stock shall be issued and outstanding immediately after the Closing Date. All of the outstanding shares of Capital Stock of the Company and the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All issued and outstanding shares of Capital Stock of the Subsidiaries of the Company are owned by the Company or a Wholly-Owned Subsidiary of the Company free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as contemplated by this Agreement, the Merger Agreement, the Stockholders Agreement and Subscription Agreement among the Company, the Investor and the other parties thereto dated as of even date herewith (the "Stockholders Agreement") and agreements referred to herein and therein, neither the Company nor any Subsidiary of the Company has granted any outstanding warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates the Company or any of its Subsidiaries to issue, sell or transfer any shares of the Capital Stock of the Company or any Subsidiary of the Company or (b) restricts the transfer of, or otherwise encumbers, shares of the Company's Capital Stock.

               3.5   FINANCIAL STATEMENTS AND REPORTS.  All consolidated
                     --------------------------------
financial statements of Leslie's California and its Subsidiaries (including the notes to such financial statements) included in Leslie's California's Annual Report on Form 10-K for the year ended December 28, 1996 (the "Year End Financial Statements") filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the unaudited financial statements of Leslie's California and its Subsidiaries included in Leslie's California's Quarterly Reports on Form 10-Q for the quarter ended March 29, 1997 (the "Interim Financial Statements") filed pursuant to the Exchange Act (a) are in accordance with the books and records of Leslie's California and its Subsidiaries, (b) present fairly the consolidated financial position, results of operations, changes in shareholders' equity, and cash flow (as applicable) of Leslie's California and its Subsidiaries as of the respective dates and for the respective periods indicated, except, in the case of the Interim Financial Statements, for normal year-end audit adjustments, and (c) except for the absence of footnotes in the Interim Financial Statements, have been prepared in conformity with generally accepted accounting principles applies in all material respects on a consistent basis through all the periods involved. Since the date of the latest Interim Financial Statements, (i) Leslie's California and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with past practice, (ii) there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise) or prospects of Leslie's California, and (iii) since the date of the latest Interim Financial Statements, neither Leslie's California nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature except in the ordinary course of its business or as contemplated by the Proxy Statement or Offering Memorandum.

               3.6   NO OPERATIONS; EXISTING FUNDED DEBT.  Each of LPM Holdings,
                     -----------------------------------
Inc. and Poolmart USA Inc. was formed in connection with the transactions contemplated by the Merger Agreement. As of immediately prior to the consummation of the transactions contemplated by the Merger Agreement, such corporations had no operations and had incurred no Funded Debt.

               3.7   CERTAIN SECURITIES LAW ISSUES.  Assuming the accuracy of
                     -----------------------------
the Investor's representations and warranties in Section 4, the offer, sale and issuance of the Purchased Stock and the Purchased Warrants are exempt from with the registration or qualification provisions of the Securities Act, as amended and any relevant state securities laws.

               3.8   DISCLOSURE.  Neither the Proxy Statement nor the Offering
                     ----------
Memorandum contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.  The Investor
               ----------------------------------------------
represents and warrants to the Company as follows:

               4.1   ACCREDITED INVESTOR.  The Investor is an "accredited
                     -------------------
investor" as defined by the SEC's Rule 501 under the Securities Act.

               4.2   INVESTMENT INTENT.  The Investor is acquiring the
                     -----------------
Securities for its own account or one of its affiliates, and not with a present view to, or for sale in connection with any, distribution thereof.

               4.3   NO CONFLICTS.  The execution, delivery and performance by
                     ------------
the Investor of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby, do not and will not
(a) violate any provision of the Investor's Certificate of Incorporation or Bylaws as currently in effect or (b) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents that have been obtained and are in full force and effect, require the approval or consent of any Person pursuant to, any contractual obligation of Investor.

               4.4   CERTAIN SECURITIES LAW ISSUES.  The Investor understands
                     -----------------------------
that the Securities are or will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

               4.5   AUTHORIZATION.  All corporate action on the part of the
                     -------------
Investor necessary for the authorization, execution, delivery and performance by the Investor of this Agreement and the other agreements referred to in this Agreement, the purchase of the shares of Purchased Stock and the Warrants, and the performance of all of the Investor's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Investor, will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

               4.6   BROKERS.  The Investor has not dealt with, or incurred
                     -------
Liability for a fee to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          5.   CONDITIONS TO INVESTOR'S AND COMPANY'S OBLIGATIONS AT CLOSING.
               -------------------------------------------------------------
The obligations of the Investor to purchase and pay for the Securities and the other obligations of the Investor under this Agreement, and the obligations of the Company under this Agreement, are subject to the fulfillment at or prior to the Closing of the following conditions:

               5.1   NO INJUNCTION.  There shall not be in effect any order,
                     -------------
decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

               5.2   QUALIFICATIONS; LEGAL INVESTMENT.  All authorizations,
                     --------------------------------
approvals, or permits, if any, of any Governmental Authority or any other Person that are required in connection with the lawful sale and issuance of the shares of the Purchased Stock and the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the shares of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company and the Investor, threatened by the SEC, the California Commissioner of Corporations or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the shares of the Securities shall be legally permitted by all laws and regulations to which the Company and the Investor are subject.

               5.3   STOCKHOLDERS AGREEMENT.  The Investor and the other parties
                     ----------------------
thereto shall have entered into the Stockholders Agreement in substantially the form set forth as Exhibit C hereto.
                  ---------

               5.4   CERTIFICATE OF DESIGNATION.  The Company shall have adopted
                     --------------------------
and duly filed with the Secretary of State of Delaware the Certificate of Designation in the form set forth in Exhibit A to this Agreement.
                                      ---------

          6.   CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING6.
               ------------------------------------------------

               6.1   REPRESENTATIONS AND WARRANTIES. On the date of the Closing,
                     ------------------------------
the representations and warranties of the Company contained in Section 3 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

               6.2   PERFORMANCE.  The Company shall have performed and complied
                     -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

               6.3   MERGER.  The Merger shall have been consummated.
                     ------

               6.4   CLOSING DOCUMENTS. The Company shall have delivered to the
                     -----------------
Investor, unless waived in writing by the Investor:

                     (a) copies (certified by the Secretary of the Company) of the resolutions duly adopted by the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

                     (b) a copy (certified by the Secretary of State of the State of Delaware) of the Certificate of Incorporation as amended through the date of the Closing and a copy (certified by the Secretary of the Company) of the Company's Bylaws as amended through the date of the Closing; and

                     (c) such other documents relating to the transactions contemplated by this Agreement as the Investor or the Investor's counsel may reasonably request.

               6.5   OPINION OF COMPANY COUNSEL.  The Investor shall have
                     --------------------------
received the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, in the form set forth as Exhibit D hereto.
                      ---------

               6.6   PAYMENT OF ACCRUED INTEREST ON OCCIDENTAL NOTES.  The
                     -----------------------------------------------
Investor shall have received payment, in cash or by offset against the Cash Purchase Price, of all accrued but unpaid interest to the Closing Date with respect to the Occidental Notes.

          7.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.  The
               --------------------------------------------------
obligations of the Company under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by the Company:

               7.1   REPRESENTATIONS AND WARRANTIES.  On the date of the
                     ------------------------------
Closing, the representations and warranties of the Investor contained in Section 4 shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

               7.2   PERFORMANCE.  The Investor shall have performed and
                     -----------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investor on or before the Closing, including payment to the Company of the Purchase Price set forth in Section 1.2 of this Agreement.

               7.3   DELIVERY OF EXISTING DEBT.  The Occidental Notes shall have
                     -------------------------
been delivered to the Company by the Investor.

          8.   CONVERSION OF PURCHASED STOCK TO EXCHANGE NOTE.
               ----------------------------------------------

          8.1  GENERALLY.  The Purchased Stock is exchangeable by the Company
               ---------
under certain terms and conditions set forth in the Certificate of Designation into the Company's 10 7/8% Junior Subordinated Notes due June 11, 2007 (the "Exchange Notes"). The Exchange Notes shall be subordinated to the Senior Indebtedness on terms and conditions approved by the lenders with respect to the Senior Bank Debt and a majority in interest of the holders of the Series A Preferred Stock at the time of issuance of such Exchange Notes. The form of Exchange Note (excluding the terms and conditions of such subordination, which terms and conditions will be supplied upon receipt of the lenders approval described in the preceding sentence) is attached hereto as Exhibit E hereto.
                                                           ---------

          8.2  EXCHANGE NOTE AFFIRMATIVE COVENANTS.  So long as any principal or
               -----------------------------------
interest under the Exchange Notes is outstanding, the Company shall:

                    (a) punctually pay the interest and principal on the Exchange Notes at the times and place and in the manner specified herein;

                    (b) maintain adequate books and records in accordance with generally accepted accounting principles consistently applied;

                    (c) provide to each holder of an Exchange Note all of the following: (x) not later than 100 days after and as of the end of each fiscal year, audited consolidated financial statements of the Company, prepared by a nationally recognized firm of certified public accountants, to include a balance sheet, income statement and statements of cash flow and stockholders equity; and (y) not later than 55 days after and as of the end of each fiscal quarter, unaudited consolidated financial statements of the Company prepared by the Company and certified by the Company's chief financial officer, to include a balance sheet, income statement and statement of cash flow together with a certificate in each case signed by an executive officer of the Company certifying that the Company is not in default under any provision of this Agreement, the Purchased Stock or the Purchased Warrants;

                    (d) maintain, and cause each Subsidiary to maintain, all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of their respective businesses; conduct their respective businesses in an orderly and regular manner; and comply with the provisions of all documents pursuant to which each of them is organized or which govern their continued existence and with the material requirements of all laws, rules, regulations and orders of any governmental authority applicable to each of them or their respective businesses;

                    (e) maintain and keep in force, and cause any Subsidiary to maintain and keep in force, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation;

                    (f) pay and discharge when due, and cause each Subsidiary to pay and discharge when due, any and all taxes, including federal and state income taxes, except such as the Company may in good faith contest or as to which a bona fide dispute may arise, provided provision is made for eventual payment thereof in the event that it is found that the same is an obligation of the Company or any Subsidiary;

                    (g) keep, and cause each Subsidiary to keep, all properties useful or necessary to their business in good repair and condition, subject to ordinary wear and tear, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained; and

                    (h) promptly provide each holder of an Exchange Note with notice of any (i) Event of Default, (ii) Change of Control (as such term is defined under the Indenture with respect to the Senior Notes) or (iii) event of default under instruments or documents evidencing Senior Indebtedness.

          8.3  EXCHANGE NOTE NEGATIVE COVENANTS.  So long as any principal or
               --------------------------------
interest under the Exchange Notes is outstanding, the Company shall not, without the consent of holders of a majority of the outstanding principal amount of Exchange Notes:

                    (a) incur, or permit any of its Subsidiaries to incur, any Funded Debt in a principal amount exceeding $5,000,000;

                    (b) enter into, or permit any Subsidiary to enter into, any transaction with any Affiliate of the Company (an "Affiliate Transaction"); provided, however, that the following shall not be deemed to be Affiliate Transactions: (v) transaction fees payable to LGP or Hancock Park Associates II, L.P. on or about the Preferred Stock Issue Date pursuant to the Management Agreement, (w) payments to LGP pursuant to the Management Agreement, (x) advances to directors, officers or employees of the Company to provide for the payment of reasonable expenses incurred by such persons in the performance of such persons' responsibilities to the Company; (y) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company as determined in good faith by the Board of Directors and the Company's senior management, and (z) transactions between or among the Company and/or its Subsidiaries;

                    (c) declare or pay any dividend or make any distribution on account of any Capital Stock, either directly or indirectly, whether in cash, obligations or other property (other than dividends or distributions payable solely in Capital Stock) or (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock (other than as a result of (i) a reclassification of any Capital Stock into another class or series of Capital Stock , (ii) the exchange or conversion of one class or series of Capital Stock for or into another class or series of Capital Stock; provided, however, that the restrictions in this Section 8.3(c) shall not apply to any purchase, redemption or other acquisition or retirement for value contemplated by the Stockholders Agreement;

                    (d) enter into, or permit any of its Subsidiaries to enter into, any employment contract;

                    (e) increase, or permit any of its Subsidiaries to increase, in any material respect the benefits or compensation of any of the executive officers of the Company; or

                    (f) make any substantial change in the character of its principal business.

          8.4  EXCHANGE NOTE EVENTS OF DEFAULT; REMEDIES.  If one or more of the
               -----------------------------------------
following events ("Events of Default") shall have occurred and be continuing:

                    (a) the Company (i) shall fail to pay when due any principal of the Exchange Note or (ii) shall fail to pay within 5 days after the due date thereof any interest due under the Exchange Note; or

                    (b) the Company shall fail to observe or perform any of the covenants set forth in Sections 8.2 or 8.3 hereof; or

                    (c) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any domestic or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, or shall make a general assignment for the benefit of creditors; or

                    (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any domestic or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

                    (e) the holders of at least Five Million Dollars ($5,000,000) in principal amount of the Senior Indebtedness shall accelerate the maturity of such Senior Indebtedness prior to the scheduled maturity date thereof as a result of an event of default under the documents governing such Senior Indebtedness.

          then, and in every such event, the holders of a majority of principal amount of the Exchange Notes shall by written notice to the Company be entitled to declare the unpaid principal amount of the Exchange Note, with the interest accrued thereon, to be immediately due and payable.

          8.5  EXPENSES.  In case any one or more Events of Default shall have
               --------
occurred and be continuing, unless such Events of Default shall have been waived, the holders of the Exchange Notes may proceed to protect and enforce their rights, subject to the rights of the holders of the Senior Indebtedness and the related provisions of the Exchange Note regarding subordination. The Company agrees to pay such holders all fees, costs and expenses of enforcing their rights under or with respect to this Agreement, including without limitation such reasonable fees, costs and expenses of attorneys and accountants (whether or not litigation is commenced), and including, without limitation, reasonable fees, costs and expenses of appeals.

          8.6  REMEDIES CUMULATIVE.  No right, power or remedy conferred upon
               -------------------
the holders of the Exchange Notes shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law or in equity or by statute or otherwise.

          9.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES
               ---------------------------------------------

               9.1   RESTRICTIONS ON TRANSFERABILITY.  The Securities shall not
                     -------------------------------
be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 9. The Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the shares of Securities to agree to take and hold such securities subject to the provisions and conditions of this Section 9.

               9.2   TRANSFER RESTRICTIONS.  The Investor shall not sell,
                     ----------------------
transfer, pledge or hypothecate the shares of Purchased Stock or the Exchange
Note in the absence of an effective registration statement for such securities under the Securities Act of 1933, as amended, or an opinion of counsel delivered to the Company that registration is not required under such Act. The Investor shall not sell, transfer, pledge or hypothecate the shares of Purchased Stock or the Exchange Note in the except in compliance with any applicable state securities laws.

               9.3   RESTRICTIVE LEGEND.  Each certificate representing the
                     ------------------
Purchased Stock and the Exchange Note shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR
     HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE

     REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL DELIVERED TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          10.  MISCELLANEOUS.
               -------------

               10.1 PROVISION OF INFORMATION. The Company covenants as follows:
                    ------------------------

                    (a) The Company will promptly provide the holders of the shares of Series A Preferred Stock with copies of all documents, reports or other information provided to all holders of the Common Stock.

                    (b) No later than the 45th day after each calendar quarter, the Company will provide the holders of the shares of Series A Preferred Stock with a certificate signed by an executive officer of the Company (i) stating that such officer is familiar with the terms of the Certificate of Designation and has made or caused to be made a review of the transactions and conditions of the Company and that such review has not disclosed the existence and such officer does not otherwise have knowledge of any event which would permit the holders of the shares of Series A Preferred Stock to elect additional Class A Directors pursuant to paragraph f(iii) of the Certificate of Designation and (ii) demonstrating in reasonable detail the Company's compliance as of the end of the immediately preceding calendar quarter with the Four Quarter Coverage Ratio and the Eight Quarter Coverage Ratio (as such terms are defined in the Certificate of Designation).

               10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly
                    ----------------------
provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.3 GOVERNING LAW. This Agreement shall be governed by and
                    -------------
construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

               10.4 COUNTERPARTS. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.5 TITLES AND SUBTITLES. The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.6 NOTICES. All notices, demands, or other communications under
                    -------
this Agreement shall be in writing and shall be delivered via confirmed facsimile, overnight courier, by hand delivery or by certified mail, return receipt requested, to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) Business Days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Company or the Investor at the address specified or, if transmitted via facsimile, upon electronic confirmation of receipt; provided, however, that non-
                                                    --------  -------
receipt of any communication as the result of any change of address or facsimile number of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

               10.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be
                    ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (i) so long as the Investor is the sole holder of the shares of Series A Preferred Stock or the Exchange Notes, the Investor, and (ii) at any time when the Investor is not the sole holder of the shares of Series A Preferred Stock or the Exchange Notes, a majority in interest of such holders, based on (x) the liquidation preference of each outstanding share of Series A Preferred Stock or (y) the outstanding principal amount under each Exchange Note, as applicable.

               10.8 SEVERABILITY. If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

               10.9 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits
                    ----------------
hereto, and the other documents required to be delivered pursuant hereto constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof, and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein or therein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof is superseded by this Agreement.

          11.  DEFINITIONS.
               -----------

          The following terms have the following meanings when used in this Agreement, unless the context expressly or by necessary implication otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of a majority or more of the voting securities of a Person shall be deemed to be control.

               "Affiliate Transaction" has the meaning set forth in Section 8.2(b).

               "Aggregate Purchase Price" has the meaning set forth in Section 1.2(b).

               "Agreement" has the meaning set forth in the preamble hereto.

               "Board of Directors" shall mean, as to any corporation. the Board of Directors of such corporation or a committee of such corporation having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of such corporation.

               "Business Day" means each day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" of any Person shall mean the beneficial ownership interests in said Person, including, without limitation, the capital stock of any Person that is a corporation and the partnership interests (general and limited) in any Person that is a partnership.

               "Cash Purchase Price" has the meaning set forth in Section 1.1.

               "Certificate of Designation" has the meaning set forth in Section 1.1.

               "Certificate of Incorporation" means the Certificate of Incorporation of the Company, including all amendments thereto, as in effect on the date hereof.

               "Closing" has the meaning set forth in Section 2.1.

               "Closing Date" has the meaning set forth in Section 2.1.

               "Common Stock" has the meaning set forth in Section 3.4.

               "Credit Agreement" means credit agreement(s) to be entered into by the Company and one or more lenders, and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

               "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Senior Notes; provided, however, that the term "Disqualified Capital Stock" shall not include the shares of Series A Preferred Stock.

               "Exchange Act" has the meaning set forth in Section 3.5.

               "Exchange Notes" has the meaning set forth in Section 8.1.

               "Existing Indebtedness" means any indebtedness of the Company (including without limitation Funded Debt) existing on the Exchange Date (as such term is defined in the Certificate of Designation).

               "Events of Default" has the meaning set forth in Section 8.3.

               "Fiscal Year" shall mean the fiscal year of the Company, which shall be the fifty-two (52) week period ending on the Saturday closest to December 31 in each year.

               "Funded Debt" means, with respect to any Person and as of any date of determination, the principal amount of all debt for borrowed money; provided, that Funded Debt shall in any event not include any Permitted Indebtedness.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Closing Date.

               "Governmental Authority" means any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, in all such cases whether domestic or foreign.

               "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capital Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interim Financial Statements" has the meaning set forth in
Section 3.5.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Leslie's California" has the meaning set forth in the Recitals.

          "LGP" means Leonard Green & Partners, L.P.

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Management Agreement" means that certain Management Agreement dated as of the Closing Date by and between LGP and the Company, providing for certain annual fees, expenses and reimbursements to be paid to LGP, as such Management Agreement may be amended from time to time in accordance with the Stockholders Agreement.

          "Material Adverse Effect" means, with respect to any Person or designated group of Persons, a change in, or effect on, or group of such changes in or effects on, the operations, financial condition or results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, that results in a material adverse effect on, or a material adverse change in, the operations, financial condition, results of operations, prospects, assets or Liabilities of the Person or group of Persons, as the case may be, taken as a whole, excluding adverse changes in the general economy.

          "Merger" has the meaning set forth in the Recitals.

          "Merger Agreement" has the meaning set forth in the Recitals.

          "Offering Memorandum" means the Offering Memorandum relating to the offering by the Company of the Senior Notes.

          "Occidental Notes" means $10 million principal amount of 8% subordinated debentures issued by Leslie's California due 2001.

          "Permitted Indebtedness" means, without duplication, each of the following:

               (i)    Indebtedness under the Exchange Notes;

               (ii)   Indebtedness under the Senior Notes;

               (iii) Indebtedness incurred pursuant to a Credit Agreement(s) in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $35.0 million and (b) the sum of 80% of the total accounts receivable and 60% of the total inventory of the Company and its Subsidiaries, less in each case the amount of any prepayments made with the proceeds of an Asset Sale (as defined in the documentation with respect to the Senior Notes) or assumed in connection with an Asset Sale (as defined in the documentation with respect to the Senior Notes);

               (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date;

               (v) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are
                 --------  -------
     entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such

     Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

               (vi) Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that if as of
                                                          --------
     any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (vii)  Indebtedness of the Company to a Wholly Owned
     Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than a Wholly Owned Subsidiary of the Company; provided that if as of any date any Person other than a Wholly Owned
     --------
     Subsidiary of the Company owns or holds any such Indebtedness or any Person other than a Wholly Owned Subsidiary of the Company holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however,
                                                            --------  -------
     that such Indebtedness is extinguished within two business days of incurrence;

               (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (x) Refinancing Indebtedness (as defined in the documentation with respect to the Senior Notes);

               (xi) Capital Lease Obligations and Purchase Money Indebtedness (as defined in the documentation with respect to the Senior Notes) of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

               (xii) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

          "Obligations" means all obligations for principal, premium, interest and additional interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Person" or "person," means any natural person, firm, corporation, partnership, limited liability company, association, trust, Governmental Authority or other entity.

          "Proxy Statement" shall mean the proxy statement of Leslie's California dated May 2, 1997 in connection with the transactions contemplated by the Merger Agreement.

          "Purchased Stock" has the meaning set forth in Section 1.2(a).

          "Purchased Warrants" has the meaning set forth in Section 1.2(a).

          "Securities" shall mean, collectively, the Purchased Stock and the Purchased Warrants.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Senior Bank Debt" shall mean debt outstanding under the Credit Agreement dated as of June 11, 1997 between the Company, the financial institutions party thereto, and Wells Fargo Bank, National Association as Agent and Swingline Lender.

          "Senior Indebtedness" shall mean, collectively, the Senior Bank Debt, the Senior Notes, and any refinancings of either the Senior Bank Debt or the Senior Notes.

          "Senior Notes" shall mean $90 million in principal amount of the Company's 10 3/8% Senior Notes due 2004.

          "Series A Preferred Stock" shall mean the Series A Exchangeable Cumulative Redeemable Preferred Stock, with the rights, preferences and privileges set forth in the Certificate of Designation.

          "Stockholders Agreement" has the meaning set forth in Section
3.4.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Warrants" has the meaning set forth in Section 1.1.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

          "Year-End Financial Statements" has the meaning set forth in
Section 3.5.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              THE COMPANY:

                              LESLIE'S POOLMART, INC.
                              a Delaware corporation


                              By:  /s/ Robert D. Olsen
                                   ------------------------------

                              Address: 20630 Plummer Street
                                       Chatsworth, California 91311


                              THE INVESTOR:

                              OCCIDENTAL PETROLEUM CORPORATION


                              By:   /s/ Stephen I. Chazen
                                    ------------------------------
                                    Stephen I. Chazen
                                    Executive Vice President
                             Address:  10889 Wilshire Boulevard
                                       Los Angeles, CA  90024

                                                                       EXHIBIT A


                            LESLIE'S POOLMART, INC.

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                          OF EXCHANGEABLE CUMULATIVE
                     REDEEMABLE PREFERRED STOCK, SERIES A

            (Pursuant to Section 151(g) of the General Corporation

                        Law of the State of Delaware.)

     Leslie's Poolmart, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Company"), DOES HEREBY CERTIFY THAT, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the Board, pursuant to a unanimous written consent dated as of June 11, 1997, adopted the following resolutions authorizing the issuance of Exchangeable Cumulative Redeemable Preferred Stock, Series A of the Company, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company:

     RESOLVED, that pursuant to authority vested in the Board by the Certificate of Incorporation, the Board does hereby establish a series of preferred stock of the Company from the Company's authorized class of Two Million (2,000,000) shares of $.001 par value preferred shares, such series to consist of 50,000 shares, and does hereby fix and state the voting rights, designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows:

     (a)  Designation.
          -----------

     The Preferred Stock created and authorized hereby shall be designated as the "Exchangeable Cumulative Redeemable Preferred Stock, Series A" (hereinafter called the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 50,000, and no more.

     (b)  Rank.
          ----

     The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of Capital Stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"). The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank on a parity with any class of Capital Stock or series of preferred stock hereafter created which expressly provides that it ranks on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company ("Parity Securities"); provided that any such Parity Securities that were not issued in accordance with paragraph (f)(v)(A) hereof shall be deemed to be Junior Securities and not Parity Securities. The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company, rank junior to each class of Capital Stock hereafter issued in accordance with paragraph (f)(v)(A) hereof and which expressly provides that it ranks senior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company ("Senior Securities").

     (c)  Dividends.
          ---------

          (i) Beginning on the Issue Date, each Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of dividends on each whole or fractional share of Series A Preferred Stock, at a rate per annum equal to ten and seven-eighths percent (10 7/8%) of the Liquidation Preference per share of the Series A Preferred Stock, payable quarterly. All dividends with respect to each whole or fractional share of Series A Preferred Stock shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date with respect to such whole or fractional share, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date with respect to such whole or fractional share; provided that if any dividend payable on any Dividend Payment Date on or before the fifth anniversary of the Initial Preferred Stock Issue Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company on such date by the issuance of additional fully paid and non-assessable shares (including fractional shares, if applicable, or, at the Company's option, cash in lieu of such fractional shares) of Series A Preferred Stock having an aggregate Liquidation Preference equal to the amount of such dividends (rounded to the nearest whole cent). The payment by the Company in such additional shares of Series A Preferred Stock shall constitute full payment of such dividend. Dividends payable on any Dividend Payment Date after the fifth anniversary of the Preferred Stock Issue Date shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date after the fifth anniversary of the Initial Preferred Stock Issue Date is not declared or paid in full in cash on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid in cash on such date shall accrue interest at the annual dividend rate plus 5% until declared and paid in full, compounded quarterly. Each distribution in the form of a dividend shall be payable to the Holders of Series A Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Series A Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes in respect of the Series A Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders thereof entitled thereto.

          (iii) Dividends on account of arrears for any past Dividend
Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, together with all accrued and unpaid interest thereon, to Holders of Series A Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (iv) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

          (v) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof on a pro rata basis with respect to any dividends upon any Parity Securities.

          (vi) Dividends payable on shares of the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d)  Liquidation Preference.
          ----------------------

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Series A Preferred Stock (the "Liquidation Preference"), plus an amount in cash equal to accumulated and unpaid dividends thereon (and all accrued and unpaid interest thereon) to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Series A Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

     (e)  Redemption.
          ----------

          (i)   Optional Redemption.
                -------------------

                (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Series A Preferred Stock, at a redemption price equal to
          (1) the Liquidation Preference per share multiplied by 101% plus (2) an amount in cash equal to all accumulated and unpaid dividends per share (and all accrued and unpaid interest thereon) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the sum of (1) and (2) being denominated herein the "Optional Redemption Price").

                (B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of the Series A Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of Series A Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

          (ii)  Mandatory Redemption.  On each Mandatory Redemption Date, the
                --------------------
Company shall redeem, subject to contractual and other restrictions thereupon, from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, a number of shares equal to one-third of the shares of Series A Preferred outstanding on the First Mandatory Redemption Date, rounded to the nearest whole share per holder, at a redemption price equal to
(1) 100% of the Liquidation Preference per share, plus (2) an amount in cash equal to all accumulated and unpaid dividends per share (and all accrued and unpaid interest thereon) (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to each Mandatory Redemption Date to the such Mandatory Redemption Date) (the sum of (1) and (2) being denominated herein the "Mandatory Redemption Price").

          (iii) Procedures for Redemption.
                -------------------------

                (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Series A Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Series A Preferred Stock of record on the record date fixed for such redemption of the Series A Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof; (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed; (4) the number of shares of Series A Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem; (5) the date fixed for redemption;
          (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, such Holder's certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and (7) that dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                (B) Each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     (f)  Voting Rights and Protective Provisions.
          ---------------------------------------

          (i)   Generally.
                ---------

          The Holders of shares of the Series A Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. In connection with any right to vote, each Holder of Series A Preferred Stock will have one vote for each such share held. Any shares of Series A Preferred Stock held by the Company or any Subsidiary of the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares under this paragraph (f).

          (ii)  Right to Elect Class A Directors.
                --------------------------------

          The number of directors of the Company shall be as from time to time fixed by, or determined in the manner provided in, the Certificate of Incorporation and the Bylaws of the Company, provided, that subject to the provisions of paragraph (f)(iii), a number of directors equal to the smallest whole number of directors that will represent at least 20% of the members of the Company's Board of Directors shall be designated as "Class A Directors" and shall be elected by the Holders of a majority of the shares of the Series A Preferred Stock then outstanding, voting as a separate class. The holders of the Series A Preferred Stock, voting as a separate class, shall have the exclusive right to remove without cause at any time and replace any Class A Director by an affirmative vote of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

          (iii) Additional Class A Directors.
                ----------------------------

                (A) If (i) the Coverage Ratio for any four consecutive Quarters shall be less than 1.0:1.0 (a "Four Quarter Coverage Ratio Event"), and (ii) the number of Class A Directors then represents less than 40% of the members of the Company's Board of Directors, then, if such Four Quarter Coverage Ratio Event has not been remedied prior thereto, effective as of the thirtieth day after (x) the forty-fifth day after the end of such four consecutive Quarters, or (y) such earlier date on which the Company first publicly announces its results of operations for the last such Quarter, upon written notice to the Company by the Holders of at least 20% of the outstanding Series A Preferred Stock, but without any action on the part of the Board of Directors, the number of members of the Board of Directors shall be increased by the smallest whole number that will result in at least 40% of the members of the Company's Board of Directors being Class A Directors (assuming that such directors are designated as "Class A Directors"), and all of such additional directors shall be designated as additional "Class A Directors."

               (B) If (i) the Coverage Ratio for any eight consecutive Quarters shall be less than 1.0:1.0 (a "Eight Quarter Coverage Ratio Event"), and (ii) the number of Class A Directors then represents less than a majority of the members of the Company's Board of Directors, then, if such Eight Quarter Coverage Ratio Event has not been remedied prior thereto, effective as of the thirtieth day after (x) the forty-fifth day after the end of such eight consecutive Quarters, or (y) such earlier date on which the Company first publicly announces its results of operations for the last such Quarter, upon written notice to the Company by the Holders of at least 20% of the outstanding Series A Preferred Stock, but without any action on the part of the Board of Directors, the number of members of the Board of Directors shall be increased by the smallest whole number that will result in at least a majority of the members of the Company's Board of Directors being Class A Directors (assuming that such directors are designated as "Class A Directors"), and all of such additional directors shall be designated as additional "Class A Directors."

               (C) If (i) the dividends on the Series A Preferred Stock shall be in arrears and unpaid for four consecutive Quarters (a "Dividend Event") and (ii) the number of Class A Directors then represents less than a majority of the members of the Company's Board of Directors, then, if such Dividend Event has not been remedied prior thereto, effective as of the day immediately following the Dividend Payment Date that resulted in such four consecutive quarter arrearage, upon written notice to the Company by the Holders of at least 20% of the outstanding Series A Preferred Stock, but without any action on the part of the Board of Directors, the number of members of the Board of Directors shall be increased by the smallest whole number that will result in at least a majority of the members of the Company's Board of Directors being Class A Directors (assuming that such directors are designated as "Class A Directors"), and all of such additional directors shall be designated as additional "Class A Directors."

               (D) If the Company fails to pay any portion of the Mandatory Redemption Price of the Series A Preferred Stock on any Mandatory Redemption Date (whether or not any contractual or other restrictions apply to such redemption) pursuant to paragraph (e)(ii) hereof (a "Redemption Event"), then, if such Redemption Event has not been remedied prior thereto, effective as of the day immediately following such Mandatory Redemption Date, upon written notice to the Company by the Holders of at least 20% of the outstanding Series A Preferred Stock, but without any action on the part of the Board of Directors, all members of the Board of Directors shall thereafter be designated as "Class A Directors."

               (E) If an Insolvency Event occurs, then, effective immediately upon the occurrence of such Insolvency Event, upon written notice to the Company by the Holders of at least 20% of the outstanding Series A Preferred Stock, but without any action on the part of the Board of Directors, all members of the Board of Directors shall thereafter be designated as "Class A Directors."

               (F) Any event described in paragraph (f)(iii)(A), (B), (C) or (D) above shall be deemed remedied at such time as such event ceases to be in effect. Without limiting the foregoing, the events described in paragraph (f)(iii)(A) and (B) may be cured by a contribution to capital in the amount which, had it been added as if it were Net Income to the amount of EBITDA for the relevant period, would have resulted in a Coverage Ratio of at least one.

               (G) Notwithstanding any of the provisions of paragraphs
          (f)(iii)(A), (B), (C), (D), (E) or (F) above, the rights set forth therein of the Holders of the issued and outstanding shares of the Series A Preferred Stock to elect and remove Class A Directors pursuant to a Special Voting Rights Date relating to a Four Quarter Coverage Ratio Event or an Eight Quarter Coverage Ratio Event shall terminate when Occidental Petroleum Corporation, a Delaware corporation ("Occidental") ceases to own at least a majority of the outstanding shares of Series A Preferred Stock.

     (iv) Certain Procedures.
          ------------------

               (A) If, during the interval between annual meetings of stockholders for the election of directors, there is a vacancy or vacancies in the Class A Directors (whether as a result of an increase in the number of Class A Directors pursuant to paragraph (f)(iii) hereof, a resignation, death or removal of a Class A Director or any other reason), such vacancy or vacancies in the Class A Directors may, subject to applicable law, be filled by a majority vote of the remaining Class A Directors then in office, or by a sole remaining Class A Director.

               (B) If there is a vacancy or vacancies in the Class A Directors (whether as a result of an increase in the number of Class A Directors pursuant to paragraph (f)(iii) hereof, a resignation, death or removal of a Class A Director or any other reason), the Chairman of the Board of the Company or other authorized officer of the Company, if any, may, and upon the written request of the Holders of record of at least 10% of the shares of Series A Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Series A Preferred Stock, for the purpose of electing a Class A Director or Directors to fill such vacancy. If such meeting is not called by the proper officer of the Company within 10 days after personal service of such written request upon the Secretary of the Company, or within 10 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for special meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice.

               (C) At any meeting held for the purpose of electing directors at which the Holders of Series A Preferred Stock shall have the right to elect a Class A Director or Directors, the presence in person or by proxy of the Holders of at least one-third of the then outstanding shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of such Class A Director or Directors. At any such meeting or adjournment thereof (1) the absence of a quorum of the Holders of Series A Preferred Stock shall not prevent the election of a director or directors other than the Class A Director or Directors, and the absence of a quorum or quorums of the holders of Capital Stock entitled to elect other directors shall not prevent the election of the Class A Director or Directors, and (2) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

               (D) Any Class A Director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal in the manner provided by the Certificate of Incorporation and the Bylaws of the Company.

               (E) Any action required or permitted to be taken at an annual or special meeting of Holders of Series A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders of outstanding Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

               (F) Any written notice to be given to the Company by Holders of Series A Preferred Stock may be given (1) by personal service of such written notice upon the Secretary of the Company, (2) by registered or certified mail, addressed to the Secretary of the Company at its principal executive offices, or (3) by delivery to the Company's registered office in the State of Delaware (by hand or by certified or registered mail).

     (v)  Protective Provisions.
          ---------------------

     So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting:

               (A) create, authorize or issue, or reclassify any authorized stock of the Company into, or increase the authorized amount of, any class or series of Senior Securities, Parity Securities, or Junior Securities;

               (B) amend, alter or repeal any provision of the Certificate of Incorporation, as the same may be amended from time to time, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock;

               (C) permit any of its Subsidiaries to issue any equity securities, or securities convertible into, or exercisable, redeemable or exchangeable for, equity securities, to any Person other than the Company or a wholly owned Subsidiary of the Company;

               (D) prior to the exchange of Series A Preferred Stock for Exchange Notes, amend or modify the terms of the Exchange Notes;

               (E) incur, or permit any of its Subsidiaries to incur, any Funded Debt in a principal amount exceeding $5,000,000;

               (F) (1) declare or pay any dividend or make any distribution on account of any Junior Securities or Parity Securities or any securities convertible into, or exercisable, redeemable or exchangeable for, Junior Securities or Parity Securities, either directly or indirectly, whether in cash, obligations or shares of the Company or other property (other than dividends or distributions payable solely in Junior Securities or securities convertible into, or exercisable, redeemable or exchangeable for, Junior Securities, the issuance of which has been approved pursuant to paragraph (f)(v)(A)), or (2) purchase, redeem or otherwise acquire or retire for value any Junior Securities or

          Parity Securities (other than as a result of (i) a reclassification of Junior Securities into another class or series of Junior Securities,
          (ii) a reclassification of Parity Securities into Junior Securities,
          (iii) the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities, or (iv) the exchange or conversion of one class or series of Parity Securities for or into Junior Securities, in each case, subject to obtaining any approval required pursuant to paragraph (f)(v)(A) or any securities convertible into, or exercisable, redeemable or exchangeable for, any Junior Securities or Parity Securities; provided, however, that the restrictions in this paragraph (f)(v)(F) shall not apply to any purchase, redemption or other acquisition or retirement for value contemplated by the Stockholders Agreement;

               (G) enter into, or permit any Subsidiary to enter into, any transaction with any Affiliate of the Company (an "Affiliate Transaction"); provided, however, that the following shall not be deemed to be Affiliate Transactions: (v) transaction fees payable to LGP or Hancock Park Associates II, L.P. on or about the Preferred Stock Issue Date pursuant to the Management Agreement, (w) payments to LGP pursuant to the Management Agreement, (x) advances to directors, officers or employees of the Company to provide for the payment of reasonable expenses incurred by such persons in the performance of such persons' responsibilities to the Company; (y) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company as determined in good faith by the Board of Directors and the Company's senior management, and (z) transactions between or among the Company and/or its Subsidiaries;

               (H) enter into, or permit any of its Subsidiaries to enter into, any employment contract; or

               (I) increase, or permit any of its Subsidiaries to increase, in any material respect the benefits or compensation of any of the executive officers of the Company.

          (vi) Additional Provisions.
               ---------------------

     (1) The creation, authorization or issuance of any shares of Common Stock or (2) any increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Series A Preferred Stock and shall not be deemed to materially affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Series A Preferred Stock.

     (g)  Optional Exchange
          -----------------

          (i)  Conditions.
               ----------

               (A) The Company may, at its option on any Dividend Payment Date (herein the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Series A Preferred Stock into the Company's Exchange Notes if such exchange is then permitted by applicable law. To exchange Series A Preferred Stock into

          Exchange Notes, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of shares of Series A Preferred Stock, which notice shall state: (1) that the Company has elected to exchange the shares of Series A Preferred Stock held by such Holder into an Exchange Note pursuant to this paragraph (g); (2) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (3) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Series A Preferred Stock to be exchanged; (4) that dividends on the shares of Series A Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Notes), on the Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Notes; and (5) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Series A Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) and (II) below are satisfied and if the exchange is then permitted under applicable law, the Company shall issue Exchange Notes in exchange for the Series A Preferred Stock as provided in the next paragraph, provided that on the Exchange Date, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Notes) would exist under the Exchange Notes.

               In the event that the issuance of the Exchange Notes is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (I) or (II) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first business day thereafter, if any, upon which all of such conditions are satisfied.

               (B) Upon any exchange pursuant to paragraph (g)(i)(A), each Holder of outstanding shares of Series A Preferred Stock shall be entitled to receive an Exchange Note in a principal amount equal to the sum of (1) the Liquidation Preference of such Holder's shares of Series A Preferred Stock and (2) the amount of accumulated and unpaid dividends, if any, thereon (and accrued and unpaid interest thereon); provided that the Company may pay cash in lieu of issuing an Exchange
          Note in a principal amount of less than $1,000.

          (ii) Procedure for Exchange.
               ----------------------

               (A) On or before the Exchange Date, each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series A Preferred Stock so exchanged such shares shall be exchanged by the

          Company into Exchange Notes. The Company shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

               (B) Subject to the conditions set forth in paragraph (g)(i), if notice has been mailed as aforesaid, and if before the Exchange Date the Exchange Notes shall have been duly executed and delivered by the Company to the Holders, then the rights of the Holders of shares of the Series A Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Notes), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Notes as of the date of exchange without any further action of the Holders of Series A Preferred Stock.

   (h)    Conversion or Exchange.
          ----------------------

          The Holders of shares of Series A Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

   (i)    Reissuance of Series A Preferred Stock.
          --------------------------------------

          Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that such shares may not in any event be reissued as Series A Preferred Stock (other than in payment of dividends, if any, on Series A Preferred Stock).

   (j)    Business Day.
          ------------

          If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

   (k)    Definitions.
          -----------

   As used in this Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of a majority or more of the voting securities of a Person shall be deemed to be control.

     "Affiliate Transaction" has the meaning set forth in paragraph f(v)(H).

     "Applicable Board Percentage" means the number of Class A Directors at any time, pursuant to the provisions of paragraph (f) hereof, that the Holders of the issued and outstanding shares of the Series A Preferred Stock, voting separately as one class, shall have the exclusive right to elect and remove at such time.

     "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Certificate of Incorporation" has the meaning set forth in the Recitals.

     "Class A Director" or "Class A Directors" means any director or directors, as the case may be, elected by the Holders of a majority of the outstanding shares of Series A Preferred Stock pursuant to paragraph (f) hereof.

     "Company" means Leslie's Poolmart, Inc., a Delaware corporation.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (in each case, without duplication, on a consolidated basis, in accordance with GAAP, and to the extent deducted (in the case of "plus" items) or added (in the case of "minus" items) in the calculation of such Consolidated Net Income): (i) plus any extraordinary or nonrecurring loss of such Person during such period;
(ii) minus any extraordinary or nonrecurring gain of such Person during such period; (iii) plus any loss due solely to fluctuations in currency values; (iv) minus any gain due solely to fluctuations in currency values; (v) plus provision for taxes based on income or profits of such Person and its Subsidiaries for such period; (vi) plus consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (and including any amortization of deferred financing costs); (vii) plus any noncash charges for such period (including LIFO charges); (viii) plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash charges of such Person and its Subsidiaries for such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (except as provided in the definition of "Net Income"); provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (other than approvals already obtained on the date of computation) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Coverage Ratio" means, as of the last day of any Quarter, and with respect to any specified period prior to the end of such Quarter, (i) Consolidated EBITDA for the specified period prior to the end of such Quarter divided by (ii) Fixed Charges for the specified period prior to the end of such Quarter.

     "Credit Agreement" means credit agreement(s) to be entered into by the Company and one or more lenders, and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Senior Notes; provided, however, that the term "Disqualified Capital Stock" shall not include the shares of Series A Preferred Stock.

     "Dividend Event" has the meaning set forth in paragraph (f)(iii).

     "Dividend Payment Date " means February 1, May 1, August 1 and November 1.

     "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

     "Eight Quarter Coverage Ratio Event" has the meaning set forth in paragraph
(f)(iii).

     "Exchange Date" has the meaning set forth in paragraph (g)(i)(A).

     "Exchange Notes" means the Company's 10 7/8% Junior Subordinated Notes due June 11, 2007 in the form attached to the Preferred Stock and Warrant Purchase Agreement.

     "Exchange Notice" has the meaning set forth in paragraph (g)(i)(A).

     "First Mandatory Redemption Date" means the date eight years and six months after the Initial Preferred Stock Issue Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) the consolidated interest expense (excluding amortization or write-off of debt issuance costs) of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income for such Person for such period, whether paid or accrued and (ii) any interest expense on Guaranteed Indebtedness of such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guaranteed Indebtedness or Lien is called upon) determined on a consolidated basis, and (iii) all dividend payments payable (whether declared or not and whether paid in cash or in kind) on any series of preferred stock of such Person during such period, in each case, on a consolidated basis and in accordance with GAAP; provided, that with
                                                           --------
respect to the Company for the period from the Initial Preferred Stock Issue Date to the end of the Quarter in which the first anniversary of the Initial Preferred Stock Issue Date falls, Fixed Charges shall not include any dividend payments on the shares of Series A Preferred Stock for such period. For purposes of the foregoing clause (ii), interest expense attributable to any Guaranteed Indebtedness by such Person or a Subsidiary of such Person shall be deemed to be the interest expense of such Person to the extent such expense was deducted in computing Consolidated Net Income of such Person.

     "Four Quarter Coverage Ratio Event" has the meaning set forth in paragraph
(f)(iii).

     "Funded Debt" means, with respect to any Person and as of any date of determination, the principal amount of all debt for borrowed money; provided, that Funded Debt shall in any event not include any Permitted Indebtedness.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Initial Preferred Stock Issue Date.

     "Guaranteed Indebtedness" means, with respect to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect. in any manner (including, without limitation. letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness of another Person.

     "Holder" means a Person in whose name a share of Series A Preferred Stock is registered on the stock ledger of the Company.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capital Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Initial Dividend Period " means the dividend period commencing on the Initial Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

     "Initial Preferred Stock Issue Date" means June 11, 1997.

     "Insolvency Event" means any of the following: (i) there shall be commenced against the Company an involuntary case seeking the liquidation or reorganization of the Company under Chapter 7 or Chapter 11, respectively, of the federal Bankruptcy Code, and the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days,
(ii) the Company shall file a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the federal Bankruptcy Code, or (iii) the Company shall make a general assignment for the benefit of creditors.

     "Issue Date" means, with respect to any whole or fractional share of Series A Preferred Stock, the date upon which such whole or fractional share is issued pursuant hereto.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Junior Securities" has the meaning set forth in paragraph (b).

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LGP" means Leonard Green & Partners, L.P.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Liquidation Preference" has the meaning set forth in paragraph (d).

     "Management Agreement" means that certain Management Agreement dated as of the Preferred Stock Issue Date by and between LGP and the Company, providing for certain annual fees, expenses and reimbursements to be paid to LGP, as such Management Agreement may be amended from time to time in accordance with the Stockholders Agreement.

     "Mandatory Redemption Date" means each of the following dates: (1) the date eight years and six months after the Initial Preferred Stock Issue Date, (2) the ninth anniversary of the Initial Preferred Stock Issue Date and (3) the tenth anniversary of the Initial Preferred Stock Issue Date.

     "Mandatory Redemption Price" has the meaning set forth in paragraph
(e)(ii).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, however, that for purposes of paragraph (f)(iii)(F), contributions to capital made in accordance with such paragraph (f)(iii)(F) shall be included in Net Income to the extent of the amount so contributed and as provided in such paragraph (f)(iii)(F).

     "Obligations" means all obligations for principal, premium, interest and additional interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Occidental" means Occidental Petroleum Corporation, a Delaware corporation.

     "Optional Redemption Price" has the meaning set forth in paragraph (e)(i).

     "Parity Securities" has the meaning set forth in paragraph (b).

     "Permitted Indebtedness" means, without duplication, each of the following:

               (i)    Indebtedness under the Exchange Notes;

               (ii)   Indebtedness under the Senior Notes;

               (iii) Indebtedness incurred pursuant to a Credit Agreement(s) in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $35.0 million and (b) the sum of 80% of the total accounts receivable and 60% of the total inventory of the Company and its Subsidiaries, less in each case the amount of any prepayments made with the proceeds of an Asset Sale (as defined in the documentation with respect to the Senior Notes) or assumed in connection with an Asset Sale (as defined in the documentation with respect to the Senior Notes);

               (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date;

               (v) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are
                 --------  -------
     entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

               (vi) Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that if as of
                                                          --------
     any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (vii)  Indebtedness of the Company to a Wholly Owned
     Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than a Wholly Owned Subsidiary of the Company; provided that if as of any date any Person other than a Wholly Owned
     --------
     Subsidiary of the Company owns or holds any such Indebtedness or any Person other than a Wholly Owned Subsidiary of the Company holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

     provided, however, that such Indebtedness is extinguished within two
     --------  -------
     business days of incurrence;

               (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (x) Refinancing Indebtedness (as defined in the documentation with respect to the Senior Notes);

               (xi) Capital Lease Obligations and Purchase Money Indebtedness (as defined in the documentation with respect to the Senior Notes) of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

               (xii) additional Indebtedness of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Person" means any individual, corporation, partnership. joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Preferred Stock and Warrant Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement dated as of June 11, 1997 by and among the Company and Occidental.

     "Quarter" means the 13-week period ended on the Friday closest to December 31, March 31, June 30 or September 30 or such other quarterly period as the Company may from time to time adopt in connection with a change in its fiscal year approved by Holders of at least a majority of the outstanding shares of Series A Preferred Stock.

     "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1, and November 1 and ending on the day before the following Dividend Payment Date.

     "Redemption Date" with respect to any shares of Series A Preferred Stock, means the date on which such shares of Series A Preferred Stock are redeemed by the Company in accordance with paragraph (e).

     "Redemption Event" has the meaning set forth in paragraph (f)(iii).

     "Redemption Notice" has the meaning set forth in paragraph (e)(iii).

     "Senior Notes" shall mean $90 million in principal amount of the Company's 10 3/8% Senior Notes due 2004.

     "Senior Securities" has the meaning set forth in paragraph (b).

     "Series A Preferred Stock" has the meaning set forth in paragraph (a).

     "Special Voting Rights Date" has the meaning set forth in paragraph
(f)(iii).

     "Stockholders Agreement" means that certain Stockholders Agreement and Subscription Agreement among Leslie's Poolmart, Inc., Green Equity Investors II, L.P., Hancock Park Associates, Occidental Petroleum Corporation, and the stockholders identified on Annex A thereto, as in effect on the Initial Preferred Stock Issue Date.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

     IN WITNESS WHEREOF, Leslie's Poolmart, Inc. has caused this Certificate to be executed by its Vice President and Assistant Secretary this 11th day of June, 1997.

                              LESLIE'S POOLMART, INC.


                              By:______________________________

                                                                       EXHIBIT B

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL DELIVERED TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


                            LESLIE'S POOLMART, INC.

                                    WARRANT



                              Dated June 11, 1997

                       WARRANTS TO PURCHASE COMMON STOCK

                       Certificate for 252,996 Warrants

                  ISSUED TO OCCIDENTAL PETROLEUM CORPORATION
                                ("OCCIDENTAL")
                                  ----------
     LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), hereby
                                                           -------
certifies that Occidental is the registered owner of the number of Warrants set forth above.

     Each Warrant entitles the persons who shall from time to time, of record or beneficially, own any of the Warrants (collectively "Holders" and individually "Holder") to purchase one (1) share (each such share being referred to herein as a "Warrant Share" and all such shares being referred to herein, collectively, as
   -------------
the "Warrant Shares"), as adjusted from time to time as provided in Section 7
     --------------
hereof, of the Common Stock, $0.001 par value per share, of the Company (the "Common Stock") at the exercise price of $0.01 (one cent) per Warrant Share (the
 ------------
"Exercise Price"), subject to the following terms and conditions.
 --------------

     1.   REGISTRATION.  The Company shall register each Warrant, upon records
          ------------
to be maintained by the Company for such purpose (such records being referred to herein as the "Register"), in the name of the record holder of such Warrant from
               --------
time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the Holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     2.   TRANSFERS AND EXCHANGES.
          -----------------------

          (a)  Registration; Issuance of New Warrant Certificates.  The Company
               --------------------------------------------------
shall reflect in the Register the transfer of any Warrant represented hereby upon the surrender of this Warrant Certificate, with the Form of Assignment attached as Annex A hereto duly completed and signed (and with a signature guarantee for the transfer of any Warrants by a registered holder other than the initial registered holder of this Warrant Certificate), to the Company at the office of the Company set forth in Section 11 hereof. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee of such Warrants and a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the remaining Warrants, if any, not so transferred, shall be issued to the Holder. The Company shall at no time close the Register against the transfer of any Warrant or Warrant Share in any manner that materially interferes with the timely exercise of such Warrant.

          (b)  Warrants Exchangeable for Different Denominations.  This Warrant
               -------------------------------------------------
Certificate is exchangeable, upon the surrender hereof by the Holder at the office of the Company set forth in Section 11 hereof, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares that may then be purchased under this Warrant Certificate. Each such new Warrant Certificate shall be dated the date of such exchange and represent the right to purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender.

     3.   DURATION AND EXERCISE OF WARRANTS.
          ---------------------------------

          (a) Subject to all the terms and conditions hereinafter set forth (including, without limitation, the terms and conditions in Section 16), the Warrants may be exercised by the Holder at any time from the date hereof until 5:00 p.m., Los Angeles time, on the tenth (10th) anniversary of the date hereof (the "Expiration Time"). At the Expiration Time, each Warrant not exercised
      ---------------
prior thereto shall be and become void and of no value.

          (b) Subject to the provisions of this Warrant Certificate, including adjustments to the Exercise Price and to the number of Warrant Shares issuable upon the exercise of each Warrant pursuant to Section 7 hereof, each holder of a Warrant on or prior to the Expiration Time shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price one fully-paid Warrant Share, which shall be nonassessable upon issuance.

          (c) Subject to Sections 4, 9 and 10(a) hereof, upon (i) surrender of this Warrant Certificate, together with the Form of Election to Purchase attached as Annex B hereto (the "Form of Election to Purchase") duly completed
                                 ----------------------------
and signed, to the Company at the address provided in Section 11, and (ii) payment of the Exercise Price, multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being so exercised in immediately available lawful money of the United States of America, the Company shall promptly, but in any event within five (5) days of its receipt of the Form of Election to Purchase, together with the

Warrant Certificate and receipt of payment of the Exercise Price, issue and cause to be delivered to or upon the written order of the Holder, and in such name or names as such Holder may designate (subject to Section 4 hereof), a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any person so designated to be named in such certificate for such Warrant Shares shall be deemed to have become the holder of record of such Warrant Shares as of the Date of Election to Purchase such Warrants. The "Date of Election to
                                                     -------------------
Purchase" as to any Warrant means the date on which the Company shall have
--------
received (1) this Warrant Certificate, with the completed Form of Election to Purchase and (2) payment of the Exercise Price for such Warrant.

          (d) Any part of the Warrants evidenced by this Warrant Certificate shall be exercisable from time to time. If fewer than all the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company, at its expense, shall issue to the registered holder a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrants evidenced by this Warrant Certificate.

     4.   PAYMENT OF TAXES.
          ----------------

          (a) The Company shall pay all issuance and transfer taxes and charges that may be imposed on the Company or on the Warrants or the Warrant Shares in respect of the transfer of Warrants, or the issuance or delivery of the Certificates for Warrant Shares or other Securities in respect of the Warrant Shares upon the exercise or conversion of Warrants; provided, however, that the
                                                    --------  -------
Company shall not be required to pay any such tax or other charge imposed in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of Warrants, to a person or entity other than a then-existing registered holder of Warrants.

          (b) Upon exercise of the Warrant in whole or in part, the Holder shall be required to pay to the Company (by cashier's or certified check) an amount equal to all applicable federal and state withholding taxes that may become payable by reason of such exercise.

    5.    MUTILATED OR MISSING WARRANT CERTIFICATE.  If this Warrant Certificate
          ----------------------------------------
shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Warrants, the Company shall issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrants, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, indemnity also satisfactory to it.

     6.   RESERVATION AND ISSUANCE OF WARRANT SHARES.
          ------------------------------------------

          (a) The Company shall at all times have authorized, and reserve and keep available, exclusively for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares deliverable upon exercise of the Warrants. The Company shall take all corporate action necessary to enable the Company to validly and legally issue, at the Exercise Price, Warrant Shares that are fully paid and nonassessable.

          (b) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free from all taxes or other governmental charges with respect to the issuance thereof (not including income taxes payable by the holders of Warrants being exercised in respect of gains thereon) and from all liens, charges and security interests created by the Company.

     7.   ADJUSTMENTS.
          -----------

          (a) If the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, or pay to holders of Common Stock any dividend payable in shares of Common Stock, the number of Warrant Shares in effect immediately prior to such subdivision or dividend shall be proportionately increased, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of Warrant Shares in effect immediately prior to such combination shall be proportionately reduced; and, in either case the Exercise Price shall be adjusted proportionately; provided, however, that the Exercise Price shall in all events
                 --------  -------
be no less than the par value of the Warrant Shares.

          (b) If and to the extent the Company shall issue shares of Common Stock upon the exercise of options issued under either the Company's 1997 Non-Qualified Stock Option Plan (as to which 83,599 shares have been reserved for issuance) or under the Company's 1997 Incentive Stock Option Plan (as to which 273,946 shares have been reserved for issuance), the number of Warrant Shares shall be adjusted, effective on the date of each such issuance of Common Stock under one of the aforesaid Plans, such that when the shares of Common Stock so issued are added to the number of shares of Common Stock outstanding on the date hereof (as such number may be reduced from time to time pursuant to the exercise of the Call Option in respect of Call NQ Options and Call Option Shares, as defined in the Stockholders and Subscription Agreement of even date herewith by and among the Company, Occidental and the stockholders identified therein (the "Stockholders Agreement")), the Warrant Shares shall represent fifteen percent (15%) of all of such outstanding shares of Common Stock, rounded to the next highest number of whole shares.

     8.   NO STOCK RIGHTS.  The Holder of this Warrant Certificate, as such,
          ---------------
shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to exercise any preemptive right, to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Election to Purchase Warrants shall have occurred.

     9.   FRACTIONAL WARRANTS AND FRACTIONAL WARRANT SHARES.  The Company may,
          -------------------------------------------------
but shall not be required to, issue fractional Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable to the Holder of this Warrant Certificate upon exercise of any Warrants, the Company may, at its election, pay to such Holder an amount in cash equal to the amount by which (a) the Fair Market Value (determined pursuant to the Stockholders Agreement) of one share of Common Stock exceeds (b) the Exercise Price, multiplied by such fraction. The Holder of a Warrant Certificate, by the acceptance of the Warrant Certificate, expressly waives the right to receive any fractional Warrant Shares upon exercise of a Warrant. The Holder of a Warrant Certificate shall be entitled to receive fractional Warrants and fractional Warrant Shares at the election of the Company.

               10.  [Intentionally deleted.]
                     ---------------------

     11.  NOTICES.  All notices, requests, demands and other communications
          -------
relating to this Warrant Certificate shall be in writing, including by telecopier, telex, telegram or cable, addressed, if to the registered holder hereof, to it at the address furnished by the registered holder to the Company, and if to the Company, at its office at 20630 Plummer Street, Chatsworth, California 91311, Attention: President, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by telex, telecopier, telegram or cable, on the same day as sent.

     12.  BINDING EFFECT.  This Warrant Certificate shall be binding upon and
          --------------
inure to the sole and exclusive benefit of the Company, its permitted successors and permitted assigns, and the registered holder or holders from time to time of the Warrants and the Warrant Shares.

     13.  SURVIVAL OF RIGHTS AND DUTIES.  Unless earlier terminated or canceled
          -----------------------------
in whole or in part pursuant to Section 16 of this Warrant Certificate, this Warrant Certificate and unexercised Warrants represented hereby shall terminate and be of no further force and effect on the earlier of the Expiration Time or the date on which all the Warrants shall have been exercised, except that the provisions of Sections 4, 6(b) and 10 of this Warrant Certificate shall continue in full force and effect after any such termination or cancellation.

     14.  GOVERNING LAW.  This Warrant Certificate shall be construed in
          -------------
accordance with and governed by the internal laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state, without regard to the principles of conflicts or choice of law.

     15.  MODIFICATION AND WAIVER.  This Warrant Certificate and any term hereof
          -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company against which enforcement of such change, waiver, discharge or termination is sought.

     16.  REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.  If
          ---------------------------------------------------------------
any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Warrant Certificate and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or other assets as may be issued or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end and that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares of Common stock purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the Holder at the last address thereof appearing in the Register, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. Notwithstanding the foregoing, in the event that, as a result of a transaction described in this Section 16, a Change of Control (as defined in the Stockholders Agreement) shall occur, then effective as of the date of consummation of the Change of Control, this Warrant shall terminate and shall represent only the right to receive, upon surrender and payment of the exercise price therefor, the stock, securities, cash or other assets to which the holder would have been entitled had this Warrant been exercised immediately prior to consummation of such Change of Control.

     17.  NOTICES OF CERTAIN EVENTS.  In case:  (a) the Company shall authorize
          -------------------------
the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness or other securities; (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants, or of the commencement of a tender offer or exchange offer for shares of Common Stock; (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (e) any event requiring an adjustment pursuant to
Section 7 hereof, then the Company shall cause to be given to the Holder at least 10 business days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

     18.  INFORMATION REGARDING ADJUSTMENTS.  The Company shall keep a record of
          ---------------------------------
any adjustment to the Warrant Shares or the Exercise Price pursuant hereto, together with a record as to the method of calculation and the facts upon which such calculations are based. Such information shall be provided to the Holder upon request. The Company will include such information in the notices given pursuant to Section 17.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed under its corporate seal by its officers thereunto duly authorized as of the date hereof, and the Holder has caused this Warrant Certificate to be executed and delivered by its duly authorized representative.

                                   LESLIE'S POOLMART, INC.


                                   By: ________________________________________

                                       Name:___________________________________

                                       Title:__________________________________




                                   OCCIDENTAL PETROLEUM CORPORATION


                                   By: _________________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                             ___________________________________

                                    ANNEX A
                                    -------

                              FORM OF ASSIGNMENT


FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers to each assignee set forth below all the rights of the undersigned in and to the number of Warrants (as deemed in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to such Warrants and the shares of common stock, $.__ par value per share, of Leslie's Poolmart, Inc. issuable upon exercise of such Warrants:

     Name of Assignee              Address             Number of Warrants
     ------------------            -------             ------------------




If the aggregate number of such Warrants shall not constitute all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

                                        Name of
                                        Holder (Print):_________________________

Dated: _______________, ______          (By:)___________________________________
                                        (Title:)________________________________


[SIGNATURE GUARANTEE]                   ATTEST:

(Not Required for Initial Registered
 holder)

                                        ________________________________________
                                                  [Assistant] Secretary

                                    ANNEX B
                                    -------

                         FORM OF ELECTION TO PURCHASE

(To Be Executed by the Holder if the
Holder Desires to Exercise Warrants
Evidenced by the foregoing Warrant Certificate)

To Leslie's Poolmart, Inc.:

The undersigned hereby irrevocably elects to exercise _____________ Warrants (as deemed in and evidenced by the foregoing Warrant Certificates) for, and to purchase thereunder, ____________ shares of common stock, $______ par value per share, of Leslie's Poolmart, Inc., issuable upon exercise of such Warrants and delivery of $____________ in cash and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

The undersigned requests that certificates for such shares be issued in the name of the following:

                                        PLEASE INSERT SOCIAL SECURITY NUMBER OR
                                        TAX IDENTIFICATION NUMBER


                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        (Please print name and address)


________________________________________________________________________________

If such number of Warrants shall not constitute all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to the following:

________________________________________________________________________________
(Please print name and address)

________________________________________________________________________________

________________________________________________________________________________

Dated:  ___________, _____              Name of Holder
                                        (Print):________________________________

[SIGNATURE GUARANTEE]                   (By:)___________________________________
                                                       (Title:)
(Not Required for Initial Registered
Holder)

                                                                       EXHIBIT C


                            STOCKHOLDERS AGREEMENT

                                      AND

                            SUBSCRIPTION AGREEMENT



                                     AMONG

                            LESLIE'S POOLMART, INC.

                        GREEN EQUITY INVESTORS II, L.P.

                              RICHARD H. HILLMAN

                              MICHAEL J. FOURTICQ

                                 GREG FOURTICQ

                              BRIAN P. MCDERMOTT

                  THE TRUSTEES OF THE MCDERMOTT FAMILY TRUST

                       OCCIDENTAL PETROLEUM CORPORATION

                                      AND

              THE STOCKHOLDERS IDENTIFIED ON THE SIGNATURE PAGES

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   REPRESENTATIONS AND WARRANTIES..........................................  1
     (a) Company Representations.............................................  1
     (b) Stockholder Representations and Warranties..........................  2

2.   SUBSCRIPTION FOR COMMON STOCK; CALL OPTION..............................  3
     (a) Common Stock Subscription...........................................  3
     (b) Call Option.........................................................  3

3.   COMPLIANCE WITH SECURITIES LAW..........................................  4

4.   TRANSFERS OF SECURITIES.................................................  4
     (a) Prohibition on Transfers............................................  4
     (b) Transfer Procedure; Right of First Refusal..........................  4
     (c) Transfers to Related Transferees....................................  5
     (d) Legend on Certificates..............................................  6
     (e) Transfers in Violation of this Agreement............................  6

5.   COMPANY CALL OPTION.....................................................  7
     (a) Call Purchase Event and Purchase Price..............................  7
     (b) Exercise of Call Option.............................................  8

6.   REGISTRATION RIGHTS.....................................................  8
     (a) Demand Registration Rights..........................................  8
     (b) Piggyback Registration Rights; Cutbacks.............................  9
     (c) Expenses of Registration............................................ 10
     (d) Registration Procedures............................................. 11
     (e) Indemnification..................................................... 14
     (f) Holdback Amount..................................................... 16
     (g) Assignment and Assumption........................................... 17
     (h) Stock Option Plans.................................................. 17

7.   DRAG-ALONG SALES AND TAG-ALONG SALES.................................... 17
     (a) Drag-Along Sales.................................................... 17
     (b) Optional Participation in Sales of Common Stock (Tag-Along Sales)... 18
     (c) Obligations of Drag-Along Sellers................................... 19

8.   TERMINATION AND LAPSE OF RIGHTS AND RESTRICTIONS; APPLICATIONS TO OTHER
     STOCK AND ADJUSTMENTS................................................... 19
     (a) Termination of Provisions........................................... 19
     (b) Application......................................................... 19

9.   ELECTION OF DIRECTORS................................................... 20

10.  CERTAIN ADDITIONAL AGREEMENTS........................................... 20
     (a) Right to Participate in Securities Issuances........................ 20
     (b) Right to Participate in Equity Repurchases.......................... 21
     (c) Affiliate Transactions.............................................. 21
     (d) Change of Control Transactions...................................... 21

                                                                            Page
                                                                            ----
(e)  Information............................................................. 22

11.  NOTICES................................................................. 22

12.  GENERAL................................................................. 22

13.  ADDITIONAL CLASS II STOCKHOLDERS........................................ 24

14.  ARBITRATION............................................................. 24
     (a) Scope............................................................... 24
     (b) Deposition.......................................................... 24
     (c) JAMS................................................................ 24
     (d) Selection of Arbitrator............................................. 25
     (e) Governing Law....................................................... 25
     (f) Procedures.......................................................... 25
     (g) Award............................................................... 25

15.  DEFINITIONS............................................................. 25

ANNEX A COMMON STOCK CAPITAL STRUCTURE.......................................A-1

ANNEX B TERMS OF NQ OPTION PLAN..............................................B-1

ANNEX C TERMS OF INCENTIVE STOCK OPTION PLAN.................................C-1

                            STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (this "AGREEMENT") is entered into as of June ___, 1997, by and among (i) Leslie's Poolmart, Inc., a Delaware corporation (the "COMPANY"), (ii) Green Equity Investors II, L.P., a Delaware limited partnership ("GEI"), (iii) Michael J. Fourticq, Greg Fourticq, Richard H. Hillman, Brian P. McDermott and Manette J. McDermott, T.R.U.A. DTD 3/15/90 The McDermott Family Trust (collectively referred to as the "HPA GROUP") and (iv) Occidental Petroleum Corporation, a Delaware corporation ("OCCIDENTAL," and together with GEI and the HPA Group, the "CLASS I STOCKHOLDERS") and the individual stockholders named on the signature pages hereto (the "CLASS II STOCKHOLDERS").

     WHEREAS, on the date hereof the Company has consummated a merger (the "MERGER") with Poolmart USA Inc., a Delaware corporation ("POOLMART"), pursuant to which certain of the outstanding shares of common stock of the Company, $.001 par value per share (which authorized class of stock is hereinafter called "COMMON STOCK"), remained outstanding and the shares of capital stock of Poolmart were converted into capital stock of the Company; and

     WHEREAS, concurrently with the Merger, GEI acquired 1,055,172 shares of Common Stock, the HPA Group collectively retained 359,505 shares of Common Stock, Occidental acquired 28,000 shares of Exchangeable Cumulative Redeemable Preferred Stock, Series A of the Company (the "PREFERRED STOCK") and warrants (the "WARRANTS") to purchase 252,996 shares of Common Stock, subject to adjustment (the "WARRANT SHARES"), certain of the Class II Stockholders are subscribing for Common Stock and certain of the Class II Stockholders will acquire certain nonqualified options and incentive stock options, as described on Annex B and Annex C, respectively (collectively, the "OPTIONS" and the Common Stock issuable upon exercise thereof, the "OPTION SHARES"); and

     WHEREAS, the Company and the Class I and Class II Stockholders (collectively, the "STOCKHOLDERS") desire to enter into certain agreements concerning their holdings of Common Stock, Warrants, Warrant Shares, Options and Option Shares (collectively, together with such additional shares of Common Stock, Options or securities exercisable for or convertible into Common Stock as they may hereafter acquire, the "SECURITIES");

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Representations and Warranties.
          ------------------------------

          (a)  Company Representations.  The Company hereby represents and
               -----------------------
warrants to the Class I and Class II Stockholders as follows:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as and where it is now being conducted. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (ii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with (A) any provision of the Certificate of Incorporation or Bylaws of the Company, or (B) any agreement, indenture, undertaking, permit, license or other instrument to which the Company is a party or by which it or any of its properties may be bound or affected, other than such violations and conflicts which are not reasonably likely to (1) prevent or materially delay consummation of the transactions contemplated by this Agreement or (2) prevent the Company from performing its obligations under this Agreement.

               (iii) The Company has no outstanding capital stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor any outstanding rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, other than the Preferred Stock and the Securities.

          (b)  Stockholder Representations and Warranties.
               ------------------------------------------

               (i) Each Stockholder hereby severally and not jointly represents and warrants that if it is an entity, it is a corporation, limited partnership, trust or other entity duly organized and validly existing under the laws of its state of organization.

               (ii) Each Stockholder hereby severally and not jointly represents and warrants that it has full power and authority and, in the case of an individual, legal and fiduciary capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (iii) Each of the Class II Stockholders hereby severally and not jointly represents and warrants that (A) as a result of his relationship with the Company and experience in financial matters, is able to evaluate the acquisition of Common Stock and

     Options, the business and proposed capital structure of the Company and the risks inherent therein; (B) has been given the opportunity to obtain any additional information or documents, and to ask questions and receive answers, from the officers and representatives of the Company to the extent necessary to evaluate the risks and merits of an investment in the Company;
     (C) has determined that the acquisition of Common Stock and Options is consistent both in nature and amount, with his overall investment program and financial condition, and that his financial condition is such that he can afford to bear the economic risk of holding unregistered Securities for which there is no market and acknowledges that he may suffer a complete loss of such investment.

               (iv) Each of GEI, the HPA Group and each Class II Stockholder hereby severally and not jointly represents and warrants that (A) the Securities acquired by GEI, the HPA Group and each Class II Stockholder are being acquired for such Stockholder's own account for investment, without any present intention of selling or further distributing the same, (B) such Stockholder acknowledges that the no liquid trading market currently exists or is expected to exist in the foreseeable future and as a result, such Stockholder may be unable to sell any of the Securities for an indefinite period of time and (C) such Stockholder acknowledges that the Company has no obligation, except as set forth in Section 6 hereof, to register any of the Securities.

               (v) Each member of the HPA Group represents and warrants that he or it is an accredited investor within the meaning of Regulation D under the Act.

Each Stockholder acknowledges that the Company is relying upon the truth and accuracy of the above representations to a material degree in effectuating the transactions contemplated hereby.

     2.   Subscription for Common Stock; Call Option.
          ------------------------------------------

          (a)  Common Stock Subscription(a).Common Stock Subscription.  Each
               ------------------------------------------------------
Class II Stockholder reflected as a purchaser of Common Stock on the signature pages hereto (a "PURCHASER") severally agrees to purchase, and the Company agrees to sell to such Purchaser, the number of shares of Common Stock set forth opposite his or her name on Annex A hereto, at the purchase price of $14.50 per
                                                                  -------------
share (collectively, the "Subscription Stock").  Each Purchaser severally agrees
-----
to make payment for the Subscription Stock by delivery to the Company of a certified check or wire transfer in the amount of the purchase price therefore.

          (b)  Call Option.  Each Class II Stockholder severally agrees that the
               -----------
Company and certain other Stockholders shall have a call ("Call Option") in respect of the Subscription Stock, as well as in respect of the Non-Qualified Options described on Annex B hereto (the "NQ OPTIONS") and shares issued upon the exercise thereof (collectively, "Callable Securities"). As to each holder of Callable Securities, the Call Option shall apply only to (i) two-thirds of all of such holder's Callable Securities if the Call Option is exercised before the first anniversary of the date hereof, and (ii) one-third of the holder's Callable Securities of each category if the Call Option is exercised on or after the first anniversary of the date hereof but before the second anniversary of the date hereof. Except as expressly provided in this Section 2(b), the Call Option shall not otherwise apply to Subscription Stock, NQ Options or shares issued upon the exercise thereof. Subscription Stock, NQ Options and shares issuable upon the exercise thereof that are Callable Securities are respectively hereinafter referred to as "Call Option Stock," "Call NQ Options" and "Call Option Shares."

     3.   Notice of Transfer; Compliance with Securities Law. In addition to the
          --------------------------------------------------
other applicable restrictions provided in this Agreement, each Stockholder (other than Occidental) agrees that prior to effecting any Transfer of any Securities (other than a Transfer to the Company) such Stockholder will give not less than 15 days' advance written notice to the Company describing the manner of such proposed Transfer. Each Stockholder further agrees that he or it will not effect such proposed Transfer until either (A) such Stockholder has provided to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company that such proposed Transfer is exempt from registration under the Act and any applicable state securities laws, or (B) a registration statement under the Act covering such proposed Transfer has been filed by the Company and become effective under the Act and compliance with applicable state securities laws has been effected and in each case other than in respect of the Warrants or the Warrant Shares, the Company's independent public accountants have advised the Company that it is not reasonably likely that such Transfer will necessitate a new basis for accounting for the Company. Each Stockholder also agrees that he or it will not Transfer any Securities except in compliance with the registration requirements of the Act (or an exemption therefrom), and the relevant state securities laws applicable to the Stockholder's actions.

     4.   Transfers of Securities.
          -----------------------

          (a)  Prohibition on Transfers.  Each of the members of the HPA Group
               ------------------------
and each of the Class II Stockholders hereby agrees that such Stockholder will not Transfer any Securities (or any interest therein) now or hereafter at any time owned by such Stockholder, except for Transfers permitted pursuant to this
Section 4, Section 5 or Section 7 of this Agreement (each such Transfer being a "PERMITTED TRANSFER").

          (b)  Transfer Procedure; Right of First Refusal.   If any member of
               ------------------------------------------
the HPA Group or any of the Class II Stockholders shall have received a bona fide arm's-length written offer (a "BONA FIDE OFFER") which such Stockholder desires to accept from an independent party unrelated to such Stockholder (the "OUTSIDE PARTY") for the purchase of Securities for consideration consisting entirely of cash (it being understood that no sale for any other consideration would be a Permitted Transfer), then such Stockholder shall give a notice in writing (the "OPTION NOTICE") to each Class I Stockholder and the Company setting forth such desire, which notice shall set forth at least the name and address of the Outside Party and the price and terms of the Bona Fide Offer and be accompanied by a copy of the Bona Fide Offer. Upon the giving of such Option Notice, the Company, and to the extent the Company elects not to do so, the respective Stockholders set forth in the following sentence (each an "ELECTING STOCKHOLDER") shall have an option to purchase all, but not less than all, of the Securities specified in the Option Notice, such option to be exercised within 30 days after the giving of such Option Notice by giving a counter-notice (the "ELECTION NOTICE") to the Stockholder. If the Stockholder sending an Option Notice is (i) a Class II Stockholder, then GEI, Occidental and the HPA Group shall be entitled to be Electing Stockholders; or (ii) a member of the HPA
Group, then GEI, Occidental and the other members of the HPA Group shall be entitled to be Electing Stockholders. Where more than one Electing Stockholder desires to participate in a purchase pursuant to an Option Notice, such Stockholders shall participate, pro rata based upon their respective Equity
                                --- ----
Ownership (but in the case of Occidental, Fully Diluted Ownership) in the Company, with the portion attributable to Stockholders declining to be Electing Stockholders being redistributed to the remaining Stockholders pro rata based
                                                               --- ----
upon their respective Equity Ownership in the Company (but in the case of Occidental, Fully Diluted Ownership), it being understood that the Company may elect to purchase up to all of the Securities and any remainder shall be prorated as aforesaid. The Company and, if applicable, the Electing Stockholders shall be severally obligated to purchase, and the Stockholder shall be obligated to sell, the Securities covered by such Election Notice at the cash price and terms indicated in the Bona Fide Offer, provided that the closing of the purchase by the Electing Stockholder shall be held on a business day within 30 days after the giving of the Election Notice at 10:30 a.m., California time, at the principal executive office of the Company, or at such other time and place as may be mutually agreed to by the Stockholder, the Company and, if applicable, the Electing Stockholders. If an Election Notice is not timely given by the Company and/or one or more Electing Stockholders within the period specified above after an Option Notice has been given, the Stockholder thereafter, at any time within a period of four months from the giving of such Option Notice, may Transfer all (but not less than all) of the Securities covered by such Option Notice to the Outside Party at the cash price and terms contained in the Bona Fide Offer; provided, however, that such Outside Party and such Securities
            --------  -------
shall thereafter be subject to and bound by all of the provisions of this Agreement as if such party were a Class II Stockholder except as otherwise provided in Section 6(g) and, as a condition precedent to the completion of such Transfer of Securities to such Outside Party, shall execute and deliver to the Company a written consent to such effect in form and substance satisfactory to the Company; and provided, further, however, that to the extent that the Stockholder has not so Transferred such Securities to the Outside Party within such four-month period, then such Securities thereafter shall continue to be subject to all of the restrictions contained in this Agreement. Any election in any instance by the Company or any Stockholder entitled to be Electing Stockholders not to exercise its rights under this clause (b) shall not constitute a waiver of such rights with respect to any other actual or proposed Transfer of Securities.

          (c)  Transfers to Related Transferees.  Notwithstanding anything to
               --------------------------------
the contrary contained in clauses (a) and (b) of this Section 4, each member of the HPA Group and Class II Stockholder may Transfer Securities to a Related Transferee provided that such Related Transferee shall first (i) execute a
           --------
written consent in form and substance satisfactory to the Company to be bound by all of the applicable provisions of this Agreement, and (ii) give a duplicate original of such consent to the Company. In the event of any Transfer by a member of the HPA Group or any Class II Stockholder to a Related Transferee of all or any part of his or its Securities (or in the event of any subsequent Transfer by any such Related Transferee to another Related Transferee of the Stockholder), such Related Transferee shall receive and hold such Securities subject to the terms of this Agreement and the rights and obligations hereunder of a Stockholder as though such Securities were still owned by the transferor Stockholder, and such Related Transferee shall be deemed to be such transferor Stockholder for the purposes of this Agreement. If the Related Transferee acquired Securities from a Stockholder, such Related

Transferee shall be entitled to participate, collectively with the Stockholders of the same group, in the registration rights provided for in Section 6 hereof. There shall be no further Transfer of such Securities by a Related Transferee except between and among such Related Transferee, the original Stockholder and other Related Transferees, or except as otherwise permitted by this Agreement.

          (d)  Legend on Certificates.  Each certificate of the Company issued
               ----------------------
to represent any of the Securities shall bear the following (or substantially equivalent) legends on the face or reverse side thereof, to the extent applicable:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE APPLICABLE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 11, 1997, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a public offering) shall also bear such (or substantially equivalent) legends, unless the Security represented by such certificate is no longer subject to the provisions of this Agreement and, in the opinion of counsel for the Company, the Security represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law.

          (e)  Transfers in Violation of this Agreement.  The Company shall not
               ----------------------------------------
be required to record on its books and records, or otherwise to recognize or facilitate, any Transfer of Securities in violation of this Agreement, nor shall the Company be required to issue any certificate for Securities Transferred in violation of this Agreement.

     5.   Company "Call" Option.
          ---------------------

          (a)  Call Purchase Event and Purchase Price.   Upon the termination
               --------------------------------------
of a Class II Stockholder's employment with the Company or its subsidiaries for any reason (including, without limitation, the voluntary termination, dismissal, involuntary termination, Retirement, death or Permanent Disability of the Stockholder) (a "CALL PURCHASE EVENT"), the Company, and to the extent the Company elects not to do so and, in the case of the NQ Options, such purchase may otherwise be made pursuant to the NQ Option Plan, GEI, Michael J. Fourticq and Brian P. McDermott (or any Related Transferee of the latter) (collectively the "PURCHASING GROUP") may, collectively and pro rata based upon their
                                              --- ----
respective Equity Ownership in the Company, exercise the Call Option by written notice (a "PURCHASE NOTICE") delivered to the Class II Stockholder within 90 days after such Call Purchase Event, elect to purchase, and, upon the giving of such notice, the Company, and if applicable, the Purchasing Group shall be severally obligated to purchase and the Class II Stockholder (and the Related Transferees, if any, of the Class II Stockholder) (in each case, the "SELLER") shall be obligated to sell all, or any lesser portion indicated in the Purchase Notice, of the Callable Securities owned at the time of the Call Purchase Event by the Seller, for consideration calculated as to each share of Call Option Stock and each Call Option Share or Call NQ Option, as the case may be, as follows:

               (i) in the case of voluntary termination by a Class II Stockholder holding Call NQ Options, an amount equal to the difference between the cash consideration per share paid in the Merger and the exercise price of the Call NQ Option; or

               (ii) in the case of any other termination (including without limitation dismissal, involuntary termination, death, Retirement or Permanent Disability ("OTHER TERMINATION"), of a Class II Stockholder holding Call NQ Options, the difference between the higher of (A) the cash consideration per share paid in the Merger and (B) the Fair Market Value of the underlying shares on the date of the Call Purchase Event, and the exercise price of the Call NQ Option; or

               (iii) in the case of voluntary termination by a Class II Stockholder holding Call Option Stock, the purchase price therefor; or

               (iv) in the case of Other Termination of a Class II Stockholder holding Call Option Stock, the higher of the Fair Market Value thereof on the date of the Call Purchase Event and the purchase price paid by the holder therefor; or

               (v) in the case of voluntary termination by a Class II Stockholder holding Call Option Shares, an amount equal to the cash consideration per share paid in the Merger; or

               (vi)   in the case of Other Termination of a Class II
     Stockholder holding Call Option Shares, the higher of the Fair Market Value of such shares on the date of the Call Purchase Event and the amount payable pursuant to clause (v) above.

          (b)  Exercise of Call Option.  In the event the Company and/or any
               -----------------------
Class I Stockholder elects not to participate in the purchase of Callable Securities pursuant to the Call Option, all remaining Purchasing Group Stockholders desiring so to participate may do so, pro rata amongst such
                                                   --- ----
remaining Purchasing Group Stockholders based upon their respective Equity Ownership in the Company, or in any other proportion as they may agree. The closing for all purchases and sales of Callable Securities pursuant to this
Section 5 shall be at the principal executive offices of the Company at 10:30 a.m., California time, on the 60th day after the giving of the applicable Purchase Notice. The purchase price for the purchase and sale of Callable Securities shall be paid in cash, by certified or official bank check. The Seller(s) of Callable Securities sold pursuant to this Section 5 shall cause such Securities to be delivered to the Purchasing Group or the Company at the relevant closing free and clear of all liens, charges or encumbrances of any kind. Such Seller(s) shall take all actions as the Purchasing Group or the Company shall request as necessary to vest in the members of the Purchasing Group and/or the Company at such closing such Callable Securities, free and clear of all liens, charges and encumbrances incurred, voluntarily or involuntarily, by or through Seller(s).

     6.   Registration Rights.
          -------------------

          (a)  Demand Registration Rights.  At any time on or after January 31,
               ---------------------------
1998, each of (i) GEI, (ii) the HPA Group collectively, and (iii) Occidental shall be entitled, respectively, to request a registration (a "DEMAND REGISTRATION") of any of its Registrable Securities, and at such time as the Company qualifies for registration of securities on Form S-3 or any successor short-form, one additional registration that remains effective for a period of at least 180 days on such form. In such event, the Company shall:

               (i) as soon as reasonably practicable, and at its expense as set forth in Section 6 hereof, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Class I Stockholder's Registrable Securities as are specified in such request on the form specified in such request covering the Registrable Securities;

               (ii) use its best efforts to cause such registration to become and remain effective, as soon as practicable after receipt of the request of the Class I Stockholder, for the period necessary to effectuate the distribution contemplated by the Class I Stockholder; and

               (iii) at the request of the Class I Stockholder or the Manager, enter into and perform its obligations under an underwriting or purchase agreement (the "UNDERWRITING AGREEMENT") in customary form for secondary offerings of common stock, and otherwise reasonably acceptable to the parties, with the Manager (acting for itself and/or a group of syndicate of underwriters) and the Class I Stockholder.

Notwithstanding the foregoing, the Company shall be entitled to delay any such Demand Registration if (x) the Company has determined in good faith that in view of pending negotiations or other material developments regarding the Company not otherwise required to be made public, disclosure of such information is not in the best interest of the Company (in which case the delay in filing a Demand Registration may not exceed 90 days); or (y) the Company has initiated discussions with an underwriter regarding the sale of securities of the same class or convertible into the same class as the Registrable Securities in a registered primary public offering, in which case the Demand Registration may be delayed for up to 120 days from the effectiveness of such primary public offering, provided that the Company may not invoke the provision of clause (x) for more than an aggregate of 180 days in any twelve-month period, and may not invoke the delay in clause (y) more than once in any such period. In addition, to the extent a Demand Registration is a "shelf" registration, the Company may interrupt such registration for the reasons set forth above for no more than 90 days, provided that sales under such shelf registration shall in all events be permitted for an aggregate of 180 days if requested by the Stockholder.

          (b)  Piggyback Registration Rights; Cutbacks. Each time the Company
               ---------------------------------------
proposes to register under the Act (other than registration (A) on Forms S-4 or S-8 or any successor forms thereto, or (B) filed in connection with an exchange offer) securities of the same class as any of the Registrable Securities, the Company shall give written notice of such proposed registration (a "REGISTRATION NOTICE") to each Class I Stockholder and Class II Stockholder at least 20 days prior to the filing thereof. Each Registration Notice shall indicate that the recipient has the right (subject to the provisions of this Section 6) to propose that its Registrable Securities be included in such registration. Each Class I Stockholder and Class II Stockholder shall have the right to propose that a number of its Registrable Securities be included in such registration by written notice given to the Company within fifteen (15) days after the giving of such Registration Notice. Subject to the provisions of this Section 6, the Company shall include all such Registrable Securities in such registration; provided,
                                                                    --------
however, that:
-------

               (i) if the registration is in whole or part an underwritten primary registration on behalf of the Company (whether or not it is also in part a Demand Registration or other secondary registration on behalf of any Company securityholders) and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which all Stockholders and all other Company securityholders pursuant to future contractual rights to participate in such registration (such other Company securityholders, "FUTURE PARTICIPANTS") propose to include in such registration exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the
                                                                      -----
     shares which the Company proposes to sell and second, securities to be sold
                                                   ------
     for the account of any Class I Stockholder and Robert Olsen ("Olsen") pro
                                                                           ---
     rata among such Stockholders, and third, securities to be sold for the
     ----                              -----
     account of the Class II Stockholders, pro rata among the Class II
                                           --- ----
     Stockholders and fourth, the other securities to be sold for the account of
                      ------
     Future Participants, pro rata among such Future Participants, in each case
                          --- ----
     on the basis of the relative Equity Ownership of the parties who have requested that securities owned by them be so included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Stockholders and Future Participants);

               (ii)   if the registration is pursuant to an underwritten
     Demand Registration and the managing underwriters determine that the aggregate amount of securities which all Stockholders and all Future Participants propose to include in such registration exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the securities to be sold for the
                                   -----
     account of the Class I Stockholders and Olsen, pro rata among such
                                                    --- ----
     Stockholders, second, securities to be sold for the account of the Company,
                   ------
     if any, third, securities to be sold for the account of the Class II
             -----
     Stockholders, pro rata among the Class II Stockholders and fourth,
                   --- ----                                     ------
     securities to be sold for the account of the Future Participants electing to include securities in such registration, pro rata among such Future
                                                 --- ----
     Participants, in each case, on the basis of their relative Equity Ownership (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of the Company and all such Future Participants not entitled to demand inclusion of securities in such registration);

               (iii) if the registration is pursuant to an underwritten secondary registration other than as described in clause (ii) above on behalf of Future Participants and the managing underwriters determine that the aggregate amount of securities which all Future Participants and Stockholders propose to include in such registration exceeds the maximum number of securities that should be included therein, the Company will include in such registration first, the securities to be sold for the
                                  -----
     account of the Future Participants, pro rata among the Future Participants,
                                         --- ----
     second, securities to be sold for the account of the Company, if any,
     ------
     third, securities to be sold for the account of the Class I Stockholder and
     -----
     Olsen, pro rata among such Stockholders and fourth, securities to be sold
            --------
     for the account of the Class II Stockholders, in each case, on the basis of their relative Equity Ownership (it being agreed and understood, however, that such underwriters shall have the right to eliminate the participation therein of the Company and the Stockholders entirely unless, on the date of such secondary registration, any Class I Stockholder electing to participate in such registration shall not theretofore have completed one Demand Registration in which all of the Registrable Securities it sought to include were sold, in which case any such Class I Stockholder may convert such registration into one governed by clause (ii) above) ;

               (iv)   in the event that, as a result of the provisions of
     Section 6(b)(i) or (ii), a group of Stockholders which has exercised its right to request a Demand Registration is unable to register all of the Registrable Securities as to which the request was made, such Stockholder shall not be considered to have utilized a Demand Registration under
     Section 6(a); and.

               (v) in exercising the rights of Stockholders in respect of Registrable Securities in this Section 6, Stockholders comprising the holders of the Demand Registrations enumerated in clauses (i) through (iii) of Section 6(a) shall be treated as an individual party to this Agreement for such purpose and, if more than one Stockholder has or succeeds to such rights, such Stockholders collectively shall exercise such rights and make all determinations hereunder acting by majority-in-interests based upon their respective ownership of Registrable Securities.

               (c)    Expenses of Registration.  Whether or not any registration
                      ------------------------
statement prepared and filed pursuant to Section 6(a) or (b) hereof is declared effective by the SEC (except where a Demand Registration is terminated, withdrawn or abandoned at the written request of a

Class I Stockholder solely due to market conditions), the Company shall pay all expenses incident to the Company's performance of or compliance with the registration requirements of this Agreement, including, without limitation, the following: (A) all SEC registration and filing fees and expenses; (B) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities; (C) any and all expenses incident to its performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of the Company personnel or other general overhead expenses of the Company, or other expenses for the preparation of historical and pro forma financial statements; (D) fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange or the NASDAQ Stock Market, as applicable, on which securities of the same class are then listed; (E) all transfer and/or exchange agent and registrar fees; (F) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees and disbursements of counsel for the underwriters in connection therewith; (G) mailing and printing expenses relating to the registration and distribution of Registrable Securities; (H) messenger and delivery expenses relating to the registration and distribution of Registrable Securities; (I) fees and out-of-pocket expenses of a single counsel for the selling Stockholders (in each registration) and (J) fees and out-of-pocket expenses of counsel for the Company and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by the Company (collectively, clauses (A) through (J), "REGISTRATION EXPENSES"); provided, however, that the Company shall not be required to pay, and each
--------  -------
Selling Stockholder shall pay, any discounts, commissions or fees of underwriters, selling brokers and dealers relating to the distribution of the Registrable Securities by it.

          (d)  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Agreement, the Company shall keep the participating Stockholders advised in writing as to the initiation of each registration and as to the completion thereof. The Company shall (i) permit the participating Stockholders, the Manager, if any, and their respective counsel to make such investigation of the Company as they may reasonably request, (ii) furnish to the participating Stockholders, the Manager and their respective counsel drafts of the registration statement and all amendments thereto, all prospectuses and supplements thereof prior to filing with the SEC and consider their comments and suggestions with respect to such documents, and (iii) not file any such registration statement, amendment, prospectus or supplement to which the participating Stockholders or the Manager shall reasonably object. At its expense, the Company shall:

               (i) keep such registration effective and current as required by law for such period necessary to permit the participating Stockholders to complete the distribution described in the registration statement relating thereto, or for such period as may be agreed to in the Underwriting Agreement;

               (ii) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Underwriting Agreement and to keep such registration statement effective and current as required by law for that period of time specified above, in each case exclusive of any period during which the prospectus used in connection with such registration shall not comply with the requirements of Section 10 of the Securities Act, and respond as promptly as practicable to any comments received from the SEC with respect to such registration statement or any amendment thereto;

               (iii) furnish such number of copies of the registration statement, each amendment thereto, each preliminary prospectus, prospectuses, supplements and incorporated documents and other documents incident thereto as the participating Stockholders or the Manager from time to time may reasonably request;

               (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the participating Stockholders and the Manager shall reasonably request, and do any and all other acts and things which may be necessary or desirable to enable the participating Stockholders and the Manager to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided,
                                                                  --------
     however, that the Company shall not, by virtue of this Agreement, be
     -------
     required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this clause (iv), be obligated to be qualified;

               (v) notify the participating Stockholders and the Manager promptly and, if requested by any such person, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the SEC, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (B) of any request by the SEC for amendments or supplements to a registration statement or related prospectus, or for additional information, (C) of the issuance by the SEC of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such order at the earliest practicable time), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every reasonable effort to obtain the withdrawal of any such suspension at the earliest practicable time), (E) of the occurrence of any event with requires the making of any changes to a registration statement or related prospectus so that such documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to the participating Stockholders and the Manager a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each participating Stockholder agrees that it shall, as expeditiously as possible, notify the Company at any time when a prospectus relating to a registration statement covering such Stockholder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in this clause (v) as a result of any information provided by such Stockholder in writing expressly for inclusion in such prospectus included in such registration statement and, at the request of the Company, promptly prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such securities, the information so provided by the participating Stockholders shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Stockholder shall be deemed to have agreed by acquisition of such Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (E) of this clause (v), such Stockholder shall forthwith discontinue its offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause
     (E) of this clause (v) and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such Stockholder's possession;

               (vi) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange or the Nasdaq Stock Market, as applicable, on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange or the Nasdaq Stock Market, as applicable;

               (vii) engage and provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

               (viii) whether or not the Underwriting Agreement is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration;
     (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such opinions, as the Manager, if any, and as the Stockholder may reasonably request; (C) obtain a "cold comfort" letter or letters from the independent certified public accountants of Company addressed to the underwriters, if any, thereof, dated (i) the effective date of such registration statement and
     (ii) the date of the closing
     under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the Manager, if any, may reasonably request; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the underwriters, if any, therefor and the Manager, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company, and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in this Agreement;

               (ix) permit the participating Stockholders to participate in the preparation of such registration statement and include therein material acceptable to the Company and its counsel, furnished to the Company in writing which, in the reasonable judgment of the participating Stockholders and their counsel, is required to be included therein;

               (x) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement by the SEC or any state securities authority as promptly as possible; and

               (xi) cooperate with the participating Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable certificates for such Registrable Securities to be issued for such number of shares of Company Common Stock and registered in such names as the participating Stockholders may reasonably request.

          (e)  Indemnification
               ---------------

               (i) The Company shall indemnify and hold harmless each Stockholder, each of its directors, officers and agents, each underwriter (as defined in the Securities Act) of such Registrable Securities, if any, and each person who controls (within the meaning of Section 15 of the Securities Act) such Stockholder or any underwriter of the Registrable Securities held by or issuable to such Stockholder, against all claims, losses, expenses, damages and liabilities, joint or several, including any of the foregoing incurred in settlement of any proceeding, commenced or threatened, (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and shall reimburse each Stockholder, each of its directors, officers and agents, each such underwriter and each person who controls such Stockholder or any such underwriter for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided, however, that the Company
                                        --------  -------
     shall not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Stockholder or such underwriter specifically for use therein. The indemnity provided by this Section 6(e) shall be in addition to any liability which the Company may otherwise have.

               (ii) Each Stockholder shall indemnify and hold harmless Company, each of its directors and officers, each underwriter, if any, and each person who controls the Company or any of the underwriters within the meaning of the Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information pertaining to such Stockholder, which is furnished in writing to Company by such Stockholder specifically for use therein.

               (iii) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Party (as defined below) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and the Stockholder shall contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Company on the one hand and the Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholder on the other and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not
     --- ----
     take account of the equitable considerations referred to above in this
     Section 6(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(e) shall include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person shall be required to contribute to any settlement effected without its consent, which consent shall not be unreasonably withheld. If, however, indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided herein without regard to the relative fault of such indemnifying party or indemnified party or any other equitable considerations.

               (iv) Each party entitled to indemnification under this Section 6(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnification may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, unless the Indemnified Party in its reasonable judgment determines that joint representation by counsel for the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, in which case the Indemnified Party shall be entitled to be represented by separate counsel selected by it, the reasonable fees and expenses of which shall be borne by the Indemnifying Party, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

               (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification of the underwriters and their controlling persons contained in the Underwriting Agreement in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the Underwriting Agreement shall control as to indemnification of the underwriters and their controlling persons in the public offering.

               (vi) Notwithstanding the foregoing, in no event shall any Stockholder be liable under this Section 6(e) for an amount exceeding the net proceeds received by such Stockholder from the sale of its Registrable Securities pursuant to the registration rights granted to such Stockholder hereunder.

          (f)  Holdback Amount. Each Stockholder agrees that in the event of an
               ---------------
underwritten public offering of Registrable Securities for the account of any other Stockholder, such Stockholder and any Related Transferee thereof will not, without the written consent of the underwriters, offer for public sale (other than as part of such underwritten public offering) any Securities during the ten
(10) days prior to and such number of days (not to exceed 180 days in the case of an initial public offering and 90 days in all other cases) after the effective date of the registration statement in connection with such public offering as the underwriters may reasonably request in writing.

          (g)  Assignment and Assumption. For avoidance of doubt, the parties
               -------------------------
acknowledge that each Stockholder may assign its rights under this Section 6 as an incident to any permitted Transfer of Securities held by it to the Transferee of such Securities, and if the Stockholder retains any Securities, the rights under this Section 6 shall remain applicable to the retained Securities. If Securities are acquired from a Class I Stockholder, such Securities shall be entitled to participate in any Demand Registration as a member of the group enumerated in clauses (i) through (iii) of Section 6(a) that includes such Class I Stockholder, without thereby increasing the aggregate number of Demand Registrations the Company may be required to effect. Each Stockholder shall promptly notify the Company in writing of each such assignment of rights, and the assignee shall execute such documentation as the Company may reasonably request to evidence its agreement to be bound by this Section 6. Registration rights shall not be assignable to any purchaser of Securities sold under Rule 144 or in any public securities sale. If the Company effects a business combination in which Stockholders receive securities of another issuer and such securities cannot be resold by the Stockholders without registration under the Securities Act, as a condition to the consummation of such business combination, the Company shall cause such issuer to provide to the Stockholders rights equivalent to those under this Section 6 unless applicable law would permit free resale of the Securities so received without registration in a public market.

          (h)  Stock Option Plans. After the IPO, the Company shall use its
               ------------------
reasonable efforts to register, on Form S-8 or any similar or successor form, the Securities underlying the ISOs and NQ Options.

     7.   Drag-Along Sales and Tag-Along Sales.
          ------------------------------------

          (a)  Drag-Along Sales.
               ----------------

               (i) Notwithstanding any other provision hereof, if GEI agrees to sell Securities held by it pursuant to a transaction in which more than 75% of the then-outstanding Common Stock of the Company will be sold to or acquired by a Third Party (a "DRAG-ALONG SALE"), then upon the demand of GEI, (i) in the case of Occidental and the Class II Stockholders, made at any time after the Closing Date and (ii) in the case of the HPA Group, made at any time after the fourth anniversary of the Closing Date (the HPA Group and the Class II Stockholders being collectively referred to for this purpose as "DRAG-ALONG SELLERS"), each Drag-Along Seller hereby agrees to sell to such Third Party the same percentage of the total number of Securities held by such Drag-Along Seller on the date of the Drag-Along Notice, as the number of Securities GEI is selling in the Drag-Along Sale bears to the total number of shares held by GEI as of the date of the Drag-Along Notice (the "SALE PERCENTAGE"), at the same price and form of consideration and on the same terms and conditions as GEI has agreed to with such Third Party. If the Drag-Along Sale is in the form of a merger transaction, the Drag-Along Seller agrees to vote his or her Securities in favor of such merger and not to exercise any rights of appraisal or dissent afforded under applicable law. The provisions of this Section 7 shall apply regardless of the form of consideration received in the Drag-Along Sale. For purposes of Drag-Along Sales, the number of shares owned by each Drag-Along Seller shall include all shares underlying Options and Warrants, which Options and Warrants will be exercised by the Drag-Along Sellers immediately prior to and contingent upon consummation of the Drag-Along Sale.

               (ii) Prior to making any Drag-Along Sale, if GEI elects to exercise the option described in this Section 7, GEI shall provide the Drag-Along Seller to whom this Section 7 then applies with written notice (the "DRAG-ALONG NOTICE") not more than 60 nor less than 15 days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) a general description of the transaction and the proposed amount and form of consideration to be paid per share offered by the Third Party; (ii) the aggregate number of Securities held by GEI as of the date that the Drag-Along Notice is first given to a Drag-Along Seller; (iii) the Sale Percentage; and (iv) the Drag-Along Sale Date.

               (iii) On the Drag-Along Sale Date, each Drag-Along Seller shall deliver a certificate or certificates for the Sale Percentage of its Securities, duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price therefor; provided, however,
                                                             --------  -------
     that in the event the Company has possession of any such certificates pursuant to this Agreement, upon the written request of the Drag-Along Seller at least five (5) business days in advance of-the Drag-Along Sale Date, the Company shall deliver such certificates to the purchaser at the time and in the manner described above.

          (b)  Optional Participation in Sales of Common Stock (Tag-Along
               ----------------------------------------------------------
               Sales)
               -----

               (i) If GEI shall at any time desire to Transfer shares of Common Stock to a third party, other than ratably to its partners, then each of the HPA Group, Occidental and the Class II Stockholders and their Related Transferees (each, a "TAG-ALONG SELLER") shall be entitled, to participate pro rata in such Transfer at the same price and on the same
                 --- ----
     terms and conditions applicable to GEI, based upon their respective Fully Diluted Ownership in the Company.

               (ii) Each Tag-Along Seller shall have the right to Transfer up to a percentage of the number of shares specified in the Transfer Notice delivered pursuant to the following sentence of the aggregate number of shares of Common Stock then owned by GEI. GEI shall deliver or cause to be delivered to each Tag-Along Seller a written notice (a "TRANSFER NOTICE") of a proposed tag-along sale no later than 30 days prior to the proposed closing thereof. Such notice shall make reference to the Tag-Along Sellers' rights under this Section 7(b) and shall describe in reasonable detail (A) the aggregate number of shares of Common Stock to be Transferred by GEI if none of the HPA Group or Class II Stockholders participates, (B) the aggregate number of shares of Common Stock then owned by GEI, (C) the person or entity to whom or which such shares of Common Stock are proposed to be Transferred, (D) the terms and conditions of the Transfer, including the consideration to be paid therefor, (E) the maximum percentage of its shares such Tag-Along Seller is entitled to include in the Transfer and
     (F) the proposed date, time and location of the closing of the Transfer. Each Stockholder receiving a Transfer Notice shall exercise its right to participate in a Transfer of Common Stock pursuant to this Section 7 by delivering to GEI a written notice (a "TAG-ALONG NOTICE") stating its election to do so and specifying the number of shares (which shall not exceed the number of shares determined for such Tag-Along Seller in the Transfer Notice) of Common Stock held by it to be Transferred no later than fifteen days after receipt of the Transfer Notice. Failure to provide a Tag-Along Notice within such fifteen-day period shall be deemed to constitute an election by such Stockholder not to exercise its rights pursuant to this Section 7, and GEI shall have 90 days following the expiration of such fifteen-day period in which to Transfer the number of shares equal to the difference between the number set forth in the Transfer Notice and the aggregate number of shares as to which GEI has received a Tag-Along Notice, on terms not more favorable to GEI than those set forth in the Transfer Notice.

               (iii) Each Tag-Along Seller shall be required to deliver at such closing the certificate or certificates representing the shares to be Transferred, duly endorsed for transfer, and shall be entitled to receive the net proceeds allocable to the Transfer thereof, after deduction of such Tag-Along Seller's proportionate share of the expenses of Transfer, which share shall not exceed an amount proportionate to the amount of such expenses allocated to GEI. If, at the end of the 90-day period following the expiration of such fifteen-day period, GEI has not completed the Transfer of shares of Common Stock, GEI may not sell the shares of Common Stock without again fully providing a new Transfer Notice.

          (c)  Obligations of Drag-Along Sellers. In connection with any Drag-
               ---------------------------------
Along Sale, Drag-Along Sellers shall not be required to make any representation or warranty to the purchaser other than to the effect that they hold title to the Securities they are selling in the Drag-Along Sale, free and clear of liens and the like, and as to their right, power and authority to sell such Securities. Except as to such representations, Drag-Along Sellers shall not be liable beyond the net proceeds of the Drag-Along Sale for any other breach of representations or warranties. In addition, unless expressly agreed to by a Drag-Along Seller, no Drag-Along Seller shall be required to enter into any covenant not to compete or similar agreement restricting their business activities.

     8.   Termination and Lapse of Rights and Restrictions; Applications to
          -----------------------------------------------------------------
Other Stock and Adjustments.
---------------------------

          (a)  Termination of Provisions. The provisions of Sections 4, 5, 7, 9
               -------------------------
and 10 shall lapse and be of no further effect immediately following the earlier to occur of a Change in Control or an IPO.

          (b)  Application. In the event any capital stock of the Company or any
               -----------
other corporation shall be distributed on, with respect to, or in exchange for Securities as a stock dividend, stock split, reverse stock split, reclassification or recapitalization, or in connection with any merger or reorganization, the restrictions, rights and options and prices set forth herein shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Securities on or with respect to which such other capital stock was distributed and shall continue to apply to the Securities or such other securities outstanding thereafter, in each case with such adjustments as are necessary or appropriate.

     9.   Election of Directors. So long as such individuals respectively own
          ---------------------
the requisite amount of Common Stock set forth herein, each of the other Stockholders (other than Occidental) agrees to vote his or its Common Stock, and to cause his Related Transferees to vote their Common Stock, in favor of Michael
J. Fourticq and Brian P. McDermott ("FOURTICQ" and "MCDERMOTT") in all elections of the directors of the Company, whether by meeting or action in writing. Such agreement to vote shall be effective as to each of Fourticq and McDermott so long as such individual continues to own (directly or, in the case of Mr. McDermott, through a family trust and in either case, through Related Transferees after the date hereof) at least two-thirds (K) of the Common Stock owned by him on the date hereof. Such agreement to vote shall cease to be effective upon the first to occur of: (i) such individual ceasing to own (directly or indirectly, as aforesaid) in excess of one-third (J) of the Common Stock owned by him on the date hereof and (ii) a Disproportionate Sale after which such individual and his Related Transferees own less than two-thirds (K) of the Common Stock owned by him and such Related Transferees on the date hereof. A "DISPROPORTIONATE SALE" as to either individual occurs on the date of a Transfer of Common Stock as a result of which the Common Stock owned by such individual and Related Transferees has decreased by a percentage that is greater, by at least five percent (5%), than the corresponding decrease in ownership of Common Stock of GEI to date. Each of the Stockholders (other than Occidental) further agrees that he or it shall vote its Common Stock, and cause its Related Transferees to vote their Common Stock, in all elections of directors of the Company, whether by meeting or action in writing, in favor of all nominees for the board of directors proposed by GEI. For purposes of this
Section 9 and the effectiveness of the voting agreements herein, ownership of Common Stock shall be calculated based upon the Fully Diluted Ownership of the individual and his Related Transferees, in the aggregate; provided, however, that to the extent any of the Options included in the Fully Diluted Ownership of an individual should fail to vest, the calculation as to such individual's ownership of Common Stock shall thereafter be made as if the aggregate Common Stock owned by such individual on the date hereof had not included such Options. The parties acknowledge that the provisions of the Preferred Stock could, under the circumstances specified therein, entitle the holders thereof to elect all of the Company's directors, making this Section 9 inoperative.

     10.  Certain Additional Agreements.
          -----------------------------

          (a) Right to Participate in Securities Issuances. If the Company shall issue, sell or distribute to GEI or any of its Affiliates any equity or debt securities of the Company, or any option, warrant, or right to acquire, or any security convertible into or exchangeable for, any of the foregoing (other than pursuant to an underwritten public offering, a stock dividend, stock split or other pro rata distribution of securities to stockholders of
                       --- ----
  the Company generally in which the HPA Group, Olsen and Occidental participates on an equal basis, including any Related Transferees), the members of the HPA Group, Olsen and Occidental shall be entitled, provided that they collectively maintain two-thirds (2/3) of the Fully Diluted Ownership held by them on the date hereof, to participate in such issuance, sale or distribution, at the same price and on the same terms and conditions applicable to GEI, pro rata, based upon their
                                             --- ----
respective Fully Diluted Ownership in the Company. The Company shall provide at least twenty (20) days' prior notice to the members of the HPA Group, Olsen and Occidental as to its intention so to issue equity, debt or related securities to GEI, and in the event any member of the HPA Group, Olsen or Occidental fails to respond within such twenty-day period, such member shall be deemed to have waived his or its right so to participate in the issuance of securities. The members of the HPA Group and Olsen may determine amongst themselves that to the extent any member does not desire to participate, other members may increase their participation, provided that the aggregate participation does not exceed that offered to the HPA Group and Olsen as a whole and that notice, which shall be binding upon all the HPA Group members and Olsen and as to which GEI shall have no duty to inquire, shall be given to GEI within such 20-day period as to the aggregate number of securities being subscribed for. The parties acknowledge that time is of the essence as to this Section 10(a).

          (b)  Right to Participate in Equity Repurchases. The Company and GEI
               ------------------------------------------
agree that the Company will not purchase any Securities from GEI or any of its Affiliates unless the Company offers to simultaneously purchase a proportionately equal number of Securities of the same class from each member of the HPA Group, Olsen and Occidental at the same price and on the same terms and conditions applicable to GEI and its Affiliates, based upon their respective Fully Diluted Ownership.

          (c)  Affiliate Transactions. No material transaction or series or
               ----------------------
related transactions (including any issuance of securities, profits interests, stock appreciation rights, or similar rights or interests of the Company) between the Company and GEI or any of its Affiliates involving value in excess of $1,000,000 may be consummated unless approved (i) if one of Fourticq or McDermott then holds at least one-third of his Fully Diluted Ownership as of the date hereof, by such individual, and otherwise by a majority of the disinterested directors of the Company, or (ii) by the board of directors of the Company after it is presented with a fairness opinion of a nationally recognized investment bank to the effect that the transaction is fair to the Company and its stockholders. Notwithstanding the foregoing, other than the Management Agreement of even date herewith between the Company and Leonard Green & Partners, L.P. (the "Management Agreement"), GEI and its Affiliates will not enter into any consulting, management or similar agreement or arrangement with the Company or increase the fees provided for in the Management Agreement as of the date hereof, except that such fees may be proportionately increased provided such increase is calculated on the same basis (1.6% of invested capital) as the fee currently provided for therein and such increase reflects further investment by GEI consistent with the terms of this Section 10.

          (d)  Change of Control Transactions. Each of GEI, Fourticq and
               ------------------------------
McDermott agrees that no such Stockholder shall, without the prior consent of the other two Stockholders, pursue, advocate or enter into an agreement in respect of any recapitalization, reclassification, share exchange, reorganization, merger, consolidation or similar transaction involving the Company unless all holders of Common Stock of the Company will be treated identically in such transaction, but ratably in proportion to their respective Equity Ownership.

          (e)  Information. The Company shall provide each Class I Stockholder
               -----------
and Olsen with the following information, all of which each Class I Stockholder and Olsen agrees to hold in confidence:

               (i) For each fiscal quarter of the Company, as and when submitted to Green, unaudited consolidated financial statements of the Company (consisting of balance sheet and statements of operations, stockholders' equity and cash flows for such fiscal quarter, in the form submitted to GEI;

               (ii) For each fiscal year of the Company, as and when submitted to Green, audited financial statements of the Company for such fiscal year, certified by the Company's independent certified public accounting firm, in the form submitted to GEI;

               (iii) Any information the Company provides generally to the holders of its Common Stock; and

               (iv) Such additional information about the Company as such Class I Stockholder or Olsen may reasonably request from time to time.

     11. Notices. All notices or other communications under this Agreement shall
         -------
be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or the next Business Day if sent by overnight courier or when delivered personally or sent by facsimile transmission as follows:

          (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Purchaser;

          (b) if to a Class I Stockholder, at its principal executive offices at the time of the giving of such notice, or at such other place as such Stockholder shall have designated by notice as herein provided to the Company.

          (c) if to any Class II Stockholder, at his address as it appears on Annex A or at such other place as he shall have designated by notice as herein provided to the Company.

     12.  General.
          -------

          (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by each of the Company and the Class I Stockholders and, to the extent their interests are affected, by the Class II Stockholders, provided, however, that Class II Stockholders having a majority of
              --------  -------
Equity Ownership as amongst such Stockholders may bind all of such Class II Stockholders as to any matter adversely affecting them if such adverse effect is equal, on a proportionate basis, as to all such Class II Stockholders and the consent of each adversely affected Class II Stockholder shall otherwise be required.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of each of the Company, the Stockholders and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed
             --------  -------
as granting any Stockholder the right to Transfer any of the Securities except in accordance with this Agreement and any Transferee shall hold such Securities having only those rights and being subject to the restrictions provided for in this Agreement.

          (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          (e) Each Class II Stockholder agrees that nothing herein shall be deemed to create any implication concerning the adequacy of his services to the Company, or shall be construed as an agreement by the Company, express or implied, to employ him or contract for his services, to restrict the right of the Company to discharge him or cease contracting for his services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between him and the Company or its subsidiaries. Each Class II Stockholder represents that he has been advised, to the extent he deemed necessary, by legal counsel and tax advisors of his choice in connection with this Agreement. Each Class II Stockholder further represents that, if he is married, his spouse has executed and delivered to the Company the Acknowledgment and Agreement of Spouse set forth at the end of this Agreement.

          (f) In the event any day upon which a sale, notice or other matter is required to occur hereunder is not a Business Day, such matter shall be deferred until the next Business Day.

          (g) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of such sections. The masculine pronoun shall be deemed to include and incorporate the feminine pronoun.

          (h) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

          (i) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

          (j) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

          (k) Due to the fact the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, subject to Section 13, in addition to all other remedies, be entitled to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof. Each Stockholder hereby irrevocably and unconditionally consents to the jurisdiction of any California State court or federal court of the United States sitting in the State of California in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Stockholder's address set forth in this Agreement.

          (l) This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of such state without regard to the principles of conflicts of law.

     13.  Additional Class II Stockholders. Prior to issuing any Options, Common
          --------------------------------
Stock or other right exercisable for or convertible into Common Stock, and as a condition to the receipt thereof, the Company shall require the recipient to execute and deliver a duplicate counterpart of this Agreement, and such recipient shall become a Class II Stockholder for all purposes hereof.

     14.  Arbitration.
          -----------

          (a)  Scope. The parties, except Occidental, mutually consent to the
               -----
resolution by binding arbitration of all claims or controversies ("CLAIMS") arising out of or related to this Agreement; provided that such consent shall not apply to any claim to which Occidental is a party. Notwithstanding the foregoing, the parties may have recourse to the courts for injunctive or equitable relief in respect of matters arising out of or relating to this Agreement.

          (b)  Deposition. Each party to a dispute shall have the right to take
               ----------
the deposition of up to two individuals and any expert witness designated by each other party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the arbitrator selected pursuant to this Section 14 so orders, upon a showing of reasonable and substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

          (c)  JAMS. The Arbitration will be held under the auspices of either
               ----
the American Arbitration Association ("AAA") or Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."), with the designation of the sponsoring organization to be made by the party who did not initiate the claim. The parties agree that, except as provided in this Agreement, the arbitration shall be in accordance with the AAA's then-current arbitration procedures (if AAA is designated) or the then-current J.A.M.S. arbitration rules (if J.A.M.S. is designated). The arbitration shall be conducted by a single arbitrator selected from the AAA large complex case panel (the "ARBITRATOR"). The arbitration shall take place in Los Angeles, California.

          (d)  Selection of Arbitrator. If the parties to the dispute cannot
               -----------------------
agree upon the selection of the arbitrator within 30 days from the day the matter is submitted to arbitration, then, on application of any party, the arbitrator shall be designated by the sponsoring organization.

          (e)  Governing Law. The Arbitrator shall apply the substantive law
               -------------
(and the law of remedies, if applicable) of the state of Delaware. The Arbitrator shall be without jurisdiction to apply any different substantive law, or law of remedies. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

          (f)  Procedures. The Arbitrator shall have jurisdiction to hear and
               ----------
rule on pre-hearing disputes and are authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Such proceedings shall be concluded within 180 days of the commencement of the arbitration, as evidenced by the rendering of the award described below. Any party to a dispute, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings. If such a transcript is prepared, it shall be the official transcript of the proceedings for all purposes. Any party to a dispute, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          (g)  Award. The Arbitrator shall render an award and opinion outlining
               -----
in reasonable detail the findings of fact and conclusions of law upon which the award is based. The award of the Arbitrator shall be final, binding and conclusive on the parties. If the Company is a party to the dispute, the Company shall bear the fees and costs of the Arbitrator. If Company is not a party to the dispute, the parties to the dispute shall equally share the fees and costs of the Arbitrator. Each party shall pay for its own costs and attorneys' fees.

     15.  Definitions. As used in this Agreement, unless the context requires
          -----------
otherwise, the capitalized terms described in this Section 15 shall have the meanings indicated herein.

          (a) Each of the following capitalized terms shall have the meaning ascribed to such term in the section of this Agreement indicated:

                        Term                       Section
          --------------------------------     ---------------
          Act.............................     15(b)

                    Term                           Section
          --------------------------------     ---------------
          Affiliate.......................     15(b)
          Agreement.......................     Introduction
          Bona Fide Offer.................     4(b)
          Business Day....................     15(b)
          Callable Securities.............     2(b)
          Call Purchase Event.............     5(a)
          Call Option.....................     2(b)
          Change in Control...............     15(b)
          Class I Stockholder.............     Introduction
          Class II Stockholder............     Introduction
          Common Stock....................     Recitals
          Company.........................     Introduction
          Control.........................     13(b)
          Demand Registration.............     6(a)
          Demand Seller...................     6(b)
          Disproportionate Disposition....     9
          Drag-Along Notice...............     7(b)
          Drag-Along Sale.................     7(a)
          Drag-Along Sale Date............     7(b)
          Drag-Along Seller...............     15(b)
          Electing Stockholder............     4(b)
          Equity Ownership................     15(b)
          Fair Market Value...............     15(b)
          Fully Diluted Ownership.........     15(b)
          Future Stockholder..............     6(b)
          Future Participants.............     6(a)
          GEI.............................     Introduction
          GEI Distribution................     12
          Stockholder.....................     6(a)
          IPO.............................     15(b)
          Living Trust....................     15(b)
          Manager.........................     15(b)
          NQ Option.......................     2(b)
          Option Notice...................     4(b)
          Other Termination...............     5(a)
          Outside Party...................     4(b)
          Permanent Disability............     15(b)
          Permitted Transfer..............     4(a)
          Purchase Notice.................     5(a)
          Purchaser.......................     2(b)
          Purchasing Group................     5(a)
          Registrable Securities..........     15(b)
          Registration Notice.............     6(a)

                         Term                             Section
          ------------------------------------------   -------------
          Related Transferee........................   15(b)
          Retirement................................   15(b)
          Rule 144..................................   15(b)
          Sale Percentage...........................   7(a)
          SEC.......................................   15(b)
          Securities................................   Introduction
          Seller....................................   5(a)
          Subscription Stock........................   2(a)
          Tag-Along Notice..........................   7(e)
          Tag-Along Seller..........................   7(d)
          Third Party...............................   7(a)
          Transfer..................................   15(b)
          Transfer Notice...........................   7(e)

          (b) Each of the following capitalized terms shall have the meanings indicated in this clause (b):

     "ACT" means the Securities Act of 1933, as amended from time to time.

     "AFFILIATE" has the meaning set forth in Rule 405 under the Act.

     "BUSINESS DAY" means a day on which banks are open for business in the State of California.

     "CHANGE IN CONTROL" means any of (i) a sale or other disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or (ii) a merger or consolidation of the Company if, immediately following such merger or consolidation, there is not Control of the surviving entity of such merger or consolidation, or (iii) a sale of capital stock of the Company (by any holder thereof or by the Company) if, immediately following such sale, there is not Control of the Company.

     "CONTROL" means that the holders of the capital stock of the Company immediately following the Merger (including the Class I Stockholders) hold, in the aggregate, directly and indirectly, the power to elect a majority of the directors of the Company that are not elected pursuant to the provisions of the Preferred Stock (or, as the case may be, the surviving entity of a merger or consolidation of the Company).

     "EQUITY OWNERSHIP" means the relative interests of the holders of the Company's outstanding Common Stock as of the date of determination.

     "FAIR MARKET VALUE" of Securities means the fair market value of Securities as determined as of the time of the Call Purchase Event (or other event requiring valuation) by the Company's Board of Directors in the exercise of its reasonable discretion; provided, however, that in the event that the Common
                       --------  -------
Stock is traded publicly on any national securities exchanges)

(including without limitation NASDAQ National Market System or the NASDAQ "Small-Cap" Issues System), such fair market value shall be based upon the closing price for such Common Stock on such exchange(s) on the date preceding the Call Purchase Event (or other event requiring valuation).

     "FULLY DILUTED OWNERSHIP" means, as to any Stockholder, his or its aggregate ownership of all equity interests in the Company, including all Options and all other securities exercisable, convertible or exchangeable for Common Stock.

     "IPO" means the completion of the first underwritten public offering of the Company's shares of Common Stock registered under the Act after the date hereof

     "LIVING TRUST" means a revocable living trust established by the Purchaser for estate planning purposes and pursuant to which no one other than the Purchaser and/or the Purchaser's spouse is the beneficiary during the Purchaser's lifetime.

     "MANAGER" means the investment banking firm or firms designated by the Stockholders effecting a Demand Registration as the managing underwriter(s) of an offering registered pursuant to this Agreement, which firm or firms shall be the existing investment bankers for or other nationally recognized investment bankers reasonably acceptable to the Company.

     "PERMANENT DISABILITY" of a Class II Stockholder means that (i) the Class II Stockholder becomes physically or mentally incapacitated or disabled so that he is unable to perform for the Company substantially the same services as he performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for a period of 120 days, whether or not consecutive, over a period of six consecutive months; provided, however, that
                                                      --------  -------
(x) the Company, at its option and expense, shall be entitled to retain a physician to confirm the existence of such incapacity or disability, and (y) the determination of such physician shall be binding upon the Company and the Class II Stockholder.

     "REGISTRABLE SECURITIES" means the Common Stock and the Warrant Shares held by the Stockholders, subject to adjustment pursuant to Section 8 hereof.

     "RELATED TRANSFEREE" means (i) in the case of any individual, any of the Stockholder's spouse, adult lineal descendants, adult spouses of such lineal descendants, a Living Trust, trusts solely for the benefit of the Stockholder's spouse or the Stockholder's minor or adult lineal descendants, and (in the event of the Stockholder's death) the Stockholder's personal representatives (in their capacities as such), estate or named beneficiaries and (ii) in the case of a business organization, any individual or other business organization controlled by or under common control with such business organization, as such terms are defined within the meaning of Rule 405 under the Act.

     "RETIREMENT" means retirement pursuant to the Company's standard retirement policy in effect from time to time but in no event prior to the age of 65, unless pursuant to a specific determination by the Board of Directors of the Company.

     "RULE 144" means Rule 144 under the Act, as amended from time to time, or any successor or similar rule.

     "SEC" means the Securities and Exchange Commission.

     "TRANSFER," used as a noun, means any sale, pledge, gift, bequest, transfer, assignment or any other encumbrance or disposition, whether direct or indirect, conditional or unconditional. "TRANSFER," used as a verb, means to make a Transfer.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                                                   Number of     Purchase Price
                                                   Shares of     of Subscription
                                                  Common Stock       Stock
                                                  ------------   ---------------


     LESLIE'S POOLMART, INC.


     By  ____________________________________
     Its ____________________________________


     GREEN EQUITY INVESTORS II, L.P.                  1,055,172

By:  Grand Avenue Capital Partners, L.P.,
     its sole general partner

By:  Grand Avenue Capital Corporation,
     its sole general partner


     By:________________________________________
     Name_______________________________________
     Title______________________________________



     OCCIDENTAL PETROLEUM CORPORATION

     By ________________________________________
     Name ______________________________________
     Title _____________________________________


     ___________________________________________         22,414
     Richard H. Hillman

     ___________________________________________        160,539
     Michael J. Fourticq

     ___________________________________________         10,000
     Greg Fourticq

     ___________________________________________
     Brian P. McDermott

                                           Number of         Purchase Price
                                            Shares of       of Subscription
                                           Common Stock          Stock
                                          -------------     ---------------

_____________________________________
Brian P. McDermott and Manette J.
McDermott,
T.R.U.A. DTD 3/15/90
The McDermott Family Trust

_____________________________________        14,768            $214,136
Robert Olsen

_____________________________________         4,198             $60,871
Cynthia G. Watts

CLASS II STOCKHOLDERS
---------------------
(INCLUDING NO OPTIONHOLDERS)
-----------------------------

_____________________________________        14,768            $214,136
Robert Olsen

_____________________________________         4,198             $60,871
Cynthia G. Watts

_____________________________________
Mike Adamson

_____________________________________
Richard Grice

_____________________________________
Patrick Murphy

_____________________________________
Charles Vasquez

_____________________________________
Jodi Knight

                                              Number of    Purchase Price
                                               Shares of   of Subscription
                                            Common Stock       Stock
                                            ------------   ---------------
______________________________________
Mark Lum

______________________________________
Marvin Schutz

                    ACKNOWLEDGMENT AND AGREEMENT OF SPOUSE
                    --------------------------------------



     The undersigned, being the spouse of a Class II Stockholder, hereby agrees to be bound by the provisions of this Agreement.


                                 ___________________________________
                                 Name ______________________________

                                    ANNEX A

                                 COMMON STOCK
                                 ------------

                               CAPITAL STRUCTURE
                               -----------------

                                                     Fully
                                                    Diluted
                                                     Common
                                                     Shares
                                                  ------------
Michael J. Fourticq                                  160,539

Brian McDermott                                      166,552

Richard H. Hillman                                    22,414

Greg Fourticq                                         10,000
                                                  ------------

      Total Stock Remaining Outstanding              359,505

Michael J. Fourticq                                    4,976

Robert Olsen                                          52,761

Other Management                                      25,862
                                                  ------------
      Total Options                                   83,599

Robert Olsen--Cash                                    16,966

Cynthia Watts--Cash                                    2,000

Green Equity Investors II, L.P.                    1,055,172

Occidental Warrants                                  316,092

Management Incentive Stock Options                   273,946

          Total                                    2,107,280
                                                  ============

                                    ANNEX B

                            TERMS OF NQ OPTION PLAN
                            -----------------------

Number of Shares.......  83,599 total. The number of shares covered by each individual grant will be the quotient of (i) the
                         product of (x) the number of shares subject to the
                         corresponding canceled option multiplied by (y) the
                         difference between $14.50 and such canceled option's
                         exercise price, divided by (ii) $9.50. In the case of
                         Messrs. Fourticq and Olsen, the foregoing formula
                         results in the issuance of options for a maximum of
                         4,976 and 52,761 shares, respectively, with the balance
                         to be allocated to management as heretofore agreed.

Exercise Price.........  $5.00

Type of Options........  Non-Qualified, ten-year options

Termination
of Employment..........  A portion of options and shares are subject to repurchase upon termination of employment prior to the
                         second anniversary of the Closing Date as set forth in
                         the Agreement, all other NQ Options remain exercisable
                         notwithstanding employment status of optionee

Adjustment.............  The number of shares subject to NQ Options, and the exercise price, will be proportionately adjusted for
                         each subdivision and combination of Company common
                         stock.

Acceleration...........  NQ Options will accelerate and may be cashed out upon the occurrence of a Change of Control. In a cash-out
                         situation, Class I Optionholders will be treated as
                         Class I Stockholders and Class II Optionholders will be
                         treated as Class II Stockholders.

                                    ANNEX C

                     TERMS OF INCENTIVE STOCK OPTION PLAN
                     ------------------------------------

Number of Shares.......  273,946

Exercise Price.........  Fair Market Value (opening equity price)

Type of Options........  Incentive, ten-year options

Vesting................  One-third (1/3) on the first, second and third anniversaries of the Closing Date, except in respect of
                         performance portion

Performance Portion....  Options equivalent to 71,647 of the fully-diluted
                         Common Stock outstanding on the Closing Date vest upon
                         achievement (assuming continued employment) of
                         performance targets as follows:

                         EBITDA for Year Ended:      Number of Stores Opened by:
                         ---------------------       --------------------------

                         $18 M..............  1997   30...........March 31, 1998

                         $22M ..............  1998   30...........March 31, 1999

                         $26M ..............  1999   30...........March 31, 2000

                         Note: Vesting also occurs if the store opening target
                         ----
                         is met in each prior year and the Company achieves 95%
                         of a year's EBITDA target and the sum of that year and
                         the following year's EBITDA equals 100% of the combined
                         targets. EBITDA means the Consolidated Net Income of
                         the Company (i) plus (minus) any extraordinary or
                         nonrecurring gain (loss); (ii) plus (minus) any gain
                         (loss) due solely to fluctuations in currency values;
                         (iii) plus provision for taxes; (iv) plus consolidated
                         interest expense, whether paid or accrued and whether
                         or not capitalized (and including any amortization of
                         deferred financing costs); (v) plus any noncash charges
                         for such period (including LIFO charges); (vi) plus
                         depreciation, amortization (including amortization of
                         goodwill and other intangibles but excluding
                         amortization of prepaid cash expenses that were paid in
                         a prior period) and other noncash charges.

Termination of
Employment.............  Vested options may be exercised for 90 days post-
                         termination; unvested options are forfeited and become
                         eligible for future grant at Fair Market Value

Adjustment.............  The number of shares subject to Options, and the exercise price, will be proportionately adjusted for
                         each subdivision and combination of Company common
                         stock

Acceleration...........  ISO Options will accelerate and may be cashed out upon the occurrence of a Charge of Control. In a cash-out
                         situation, Class I Optionholders will be treated as
                         Class I Stockholders and Class II Optionholders will be
                         treated as Class II Stockholders.

                                                                       EXHIBIT D



                                 June 11, 1997




(213) 229-7000                                                     C 35375-00004


     Occidental Petroleum Corporation
     10889 Wilshire Boulevard
     Los Angeles, CA 90024

                  Re:   Leslie's Poolmart, Inc.
                        Preferred Stock and Warrant Purchase Agreement

     Ladies and Gentlemen:

                  We have acted as counsel for Leslie's Poolmart, Inc., a Delaware corporation (the "Company"), in connection with the Preferred Stock ad Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), by and among the Company and you (the "Purchaser"). This opinion is furnished to you pursuant to Section 6.5 of the Purchase Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement or the other Transaction Documents (as defined below), as the context may require.

                  In that connection, we have examined:

                  (i) an executed counterpart of the Purchase Agreement (including, without limitation, the Exhibits thereto);

                  (ii) the Certificate of Designation, Preferences and Rights of Series A Exchangeable Cumulative Redeemable Preferred Stock of the Company in the form filed today with the Secretary of State of the State of Delaware (the "Certificate of Designation");

                  (iii) the Warrant of the Company of even date herewith (the "Warrant");

                  (iv)   the Certificate of Incorporation of the Company; and

                  (v)    the Bylaws of the Company.

Occidental Petroleum Corporation
June____, 1997
Page 2

          The Purchase Agreement, the Certificate of Designation and the Warrant are collectively referred to herein as the "Transaction Documents."

          We have assumed with your permission that:

          (a) The signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or reproduction copies conform to the originals;

          (b) The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party, the execution and delivery of such Transaction Documents and the performance of such obligations has been duly authorized by all necessary action on the part of the Purchaser, the Purchaser has duly executed and delivered each of the Transaction Documents to which it is a party and such Transaction Documents are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms;

          (c) All parties to the Transaction Documents have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code (see Damato v. Slevin, 214 Cal. App. 3d 668
                                    --------------------
(1989); White Dragon Productions, Inc. v. Performance Guarantees, Inc., 196 Cal.
        --------------------------------------------------------------
App. 3d 163, 24 Cal. Rptr. 745 (1987); California Revenue and Taxation Code
Section 23301);

          (d) All parties to the Transaction Documents are duly qualified in California if required by Section 1750 of the California Financial Code or Chapter 21 of the California General Corporation Law; and

          (e) There are no agreements or understandings between or among Company, the Purchaser or third parties that would expand, modify or otherwise affect the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder, and each and all of the Transaction Documents correctly and completely sets forth the intent of all parties thereto (see Trident Center v. Connecticut General Life Insurance Company, 847 F.2d 564
 ----------------------------------------------------------------
(9th Cir. 1988)).

          In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon certificates of officers of Company or certificates obtained from public officials. In addition, as to certain factual matters we have relied upon the representations and warranties of the Company and, in connection with our opinion in paragraph 5 hereof, the Purchaser, set forth in the Purchase Agreement. We have not independently verified any of the factual matters referred to above.

          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

Occidental Petroleum Corporation
June ___, 1997
Page 3


          2. The Company has the requisite corporate power to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The execution and delivery of the Transaction Documents by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate action (including any required stockholder action).

          3. The Company has been duly authorized to issue Twelve Million (12,000,000) shares of common stock ("Common Stock") and Two Million (2,000,000) shares of Preferred Stock ("Preferred Stock"). The Twenty-Eight Thousand (28,000) shares of Series A Preferred Stock to be issued pursuant to the Purchase Agreement have been duly authorized and, upon payment therefor by the Purchaser in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable. The additional shares of Series A Preferred Stock to be issued as dividends pursuant to paragraph (c) of the Certificate of Designation have been duly authorized, and, if and when issued in accordance with the Certificate of Designation, will be validly issued. The shares of Common Stock issuable upon exercise of the Warrant are duly authorized and reserved for issuance, and upon payment of the exercise price therefor will be validly issued, fully paid and non-assessable. The Exchange Note has been duly authorized.

          4. Each of the Transaction Documents has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          5. The issuance and sale of the Series A Preferred Stock and the Warrant are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended and, assuming that the Company timely files a Form 25102(f) with the California Department of Corporations in connection with the closing of the Purchase Agreement, the registration requirements of applicable state "blue sky" laws.

          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California, the United States of America and the State of Delaware. Although we are not admitted to practice in the State of Delaware, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained above. This opinion is limited to the effect of the present state of the laws of the State of California, of the United States of America and to the limited extent set forth above, the State of Delaware, and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B. Our opinion set forth in paragraph 4 above as to the validity, binding effect and enforceability of the Transaction Documents is subject to limitations imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including, without limitation, the limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers or (ii) general principles of equity, whether considered at law or at equity, and except as rights to indemnity and contribution may be limited by federal or state securities laws. The remedies of specific performance and injunctive and other forms of equitable relief (whether sought in a proceeding at law or in equity) are subject to

Occidental Petroleum Corporation
June ___, 1997
Page 4


certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          C. Without limitation, we express no opinion (i) as to the ability to obtain specific performance, injunctive relief or other equitable relief (whether sought in a proceeding in equity or at law) as a remedy for noncompliance with any provision of any Transaction Document, (ii) regarding the rights or remedies available to any party for violations or breaches of any provisions that are immaterial or for violations or breaches of any provisions the enforcement of which a court determines would be unreasonable under the then existing circumstances or would violate the implied covenant of good faith and fair dealing, (iii) regarding the rights of remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party other than the party against whom enforcement is sought, which action such other party is not entitled to take pursuant to the relevant agreement or instrument or applicable laws or which otherwise violates applicable laws, and (iv) regarding the rights or remedies available to any party insofar as such party may take discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Transaction Documents.

          D. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Transaction Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          E. We express no opinion as to any provision of the Transaction Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          This opinion is rendered to you in connection with the Transaction Documents and may not be relied upon by any person other than you, or by you in any other context, provided that you may provide this opinion (i) to your independent auditors and attorneys, (ii) pursuant to order to legal process of any court or governmental agency or (iii) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Transaction Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                             Very truly yours,


                                             GIBSON, DUNN & CRUTCHER LLP

                                                                       Exhibit E
                                                                       ---------

                   10 7/8% JUNIOR SUBORDINATED NOTE DUE 2007

$_________________                                                 June 11, 2007

          FOR VALUE RECEIVED, subject to the terms and conditions set forth below, LESLIE'S POOLMART, INC., a Delaware corporation (the "Company"), whose address is __________________, hereby promises to pay to the order of __________________________________________________________________________ (the
"Holder"), whose address is ______________________________________________, the
principal sum of ____________________________ Thousand and no/100 Dollars ($__________), together with interest thereon at the rate of ten and seven-eighths percent (10 7/8%) per annum or, if less, the maximum rate allowable under applicable law, compounded quarterly, and payable in cash as set forth below (as defined below). Payment of principal and interest shall be made in lawful money of the United States of America. Payment of principal and interest shall be made to the address of the Holder set forth above, or at such other place as the Holder may from time to time designate in writing to the Company.

     1.   Amortization of Principal; Maturity Date.  Subject to the provisions
          ----------------------------------------
of Section 2 below, the Company shall repay the unpaid principal outstanding balance in three equal installments of $_________________ on each of January 11, 2006, June 11, 2006, and June 11, 2007 (with June 11, 2007 being denominated herein the "Maturity Date"). Subject to the provisions of Section 2 below, all interest shall be payable quarterly in arrears.

     2.   Optional Redemption.  The Company may redeem the Note at any time
          -------------------
prior to the Maturity Date by payment of a redemption price to the Holder equal to the sum of (i) the unpaid principal balance on this Note multiplied by 101% plus (ii) all accrued but unpaid interest as of the date of such redemption (the "Optional Redemption Price"). If the Company elects to redeem the Note pursuant to this Section 2, the Company shall deliver to the Holder notice of such election (the "Redemption Notice"). The Redemption Notice shall specify a redemption date not more than ten (10) days after the date of the Redemption Notice (the "Redemption Date").

     3.   [Intentionally Deleted].
          -----------------------

     4.   Covenants; Events of Default; Acceleration.  The Company shall comply
                     -------------------------------
with the covenants set forth in Section 8 of the Preferred Stock and Warrant Purchase Agreement made as of the 11th day of June, 1997, by and among the Company and Occidental Petroleum Corporation, a Delaware corporation (the "Stock Purchase Agreement"). The term "Event of Default" as used herein shall have the meaning ascribed to it in the Stock Purchase Agreement. At any time after the occurrence and during the continuation of an Event of Default, interest shall accrue on this Note at the rate of eleven and seven-eighths percent (11 7/8%) per annum (the "Default Rate"). Upon and after the occurrence of any Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and at any time so long as such Event of Default shall be continuing, the Holder may, by notice to the Company, declare this Note, all interest hereon and all other amounts payable hereunder, to be immediately due and payable, whereupon this Note, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. Unpaid principal and overdue interest on this Note shall continue to bear interest after an Event of Default until all principal and interest due hereunder has been paid in full. The Holder may enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, whether (to the extent permitted by law) for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms or provisions hereof, or in aid of the exercise of any power granted herein or by law.

     5.   Replacement.  Upon receipt of the Company of evidence satisfactory to
          -----------
it of the loss, theft, destruction or mutilation of this Note (provided that an affidavit of the Holder will be satisfactory for such purpose), and of indemnity satisfactory to it and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note identical in form and substance to this Note and any such lost, stolen, destroyed or mutilated Note shall thereupon become void.

     6.   Cancellation.  Upon payment in full of all principal and interest
          ------------
payable hereunder this Note shall be surrendered to the Company for cancellation.

     7.   Amendment and Waiver.  Any provision of this Note may be amended or
          --------------------
waived by a written instrument signed by the Company and (i) if there is only one Holder of any Exchange Notes, such Holder, and (ii) at any time when there is more than one Holder of any Exchange Notes, a majority in interest of such Holders, based on the outstanding principal amount under each Exchange Note. In the event of any such amendment or waiver, such amendment or waiver shall be effective but only in the specific instance and for the specific purpose for which the amendment or waiver is made or given. No delay on the part of any Holder in exercising any right thereunder shall operate as a waiver of such right.

     8.   No Recourse Against Others.  No recourse under or upon any obligation,
          --------------------------
covenant or agreement of this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator or against any past, present or future stockholder, officer, employee or director, as such, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Note and the obligations issued hereunder, are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, employees or directors, as such, of the Company, or of any successor corporation, or any of them, under or by reason of this Note or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the issue of this Note.

     9.   Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed given upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company at the address set forth above and (ii) if to the Holder at such Holder's address set forth above, or at such other address as the Company or the Holder may designate by notice as provided herein.

     10.  Severability.  If one or more provision of this Note shall be
          ------------
unenforceable, the remaining provisions of this Note shall not in any way be effected or impaired thereby and shall continue in full force and effect.

     11.  Governing Law.  This Note and the obligations of the Company hereunder
          -------------
shall be governed by and construed in accordance with the laws of the State of Delaware.


                                   LESLIE'S POOLMART, INC.


                                   By:___________________________
                                        Name:
                                        Title: